Exhibit 10.1

2006 SOFTWARE LICENSE AGREEMENT

This 2006 Software License Agreement (the “Agreement”) is made and entered into by and between ACCESS Systems Americas, Inc. (previously known as PalmSource, Inc.), a Delaware corporation (and a wholly-owned subsidiary of ACCESS Co., Ltd.) with a place of business located at 1188 East Arques Avenue, Sunnyvale, CA 94085 (“ASA”), and Palm, Inc., a Delaware corporation with a place of business located at 950 Maude Avenue, Sunnyvale, CA 94085 (“Palm”), and Palm Ireland Investment, a company organized and existing under the laws of The Republic of Ireland and formerly known as Palm Ireland Investment with its registered office at 25-28 North Wall Quay, International Financial Services Centre, Dublin 1, Ireland (“Palm Ireland”). This Agreement is executed by the parties on December 5, 2006 (the “Effective Date”), and, subject to Section 6.1(b)(iv), is effective as of the Effective Date. As used herein, the term “party” means either of ASA or Palm and “parties” means both ASA and Palm.

RECITALS

A. WHEREAS, ASA, Palm, Palm Ireland and PalmSource Overseas Limited (a company organized and existing under the laws of Cayman Islands, with its registered office at West Wing Building, Harbour Drive, George Town, Grand Cayman, Cayman Islands, British West Indies (“PalmSource Cayman”)) (collectively, the “Original Parties”) executed a software license agreement (the “Original Agreement”) on May 9, 2002, effective as of December 3, 2001 (the Original Effective Date”).

B WHEREAS, the Original Parties amended and restated the provisions of the Original Agreement by entering into an Amended and Restated Software License Agreement dated June 4, 2003 and effective as of the Original Effective Date (the “ARSLA”).

C WHEREAS, the Original Parties amended and restated the provisions of the ARSLA by entering into a Second Amended and Restated Software License Agreement (the “SARSLA”) dated May 23, 2005 (the “SARSLA Execution Date”) and effective as of the Original Effective Date.

D. WHEREAS, the Original Parties desire to terminate the SARSLA, all under the terms and conditions as set forth herein.

E. WHEREAS, ASA, Palm and Palm Ireland desire to enter into a new software license agreement, all under the terms and conditions as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between the parties as follows:

1. Definitions

1.1 “Acceptance Criteria” means the criteria set forth in Exhibit C (Palm Acceptance Criteria).

1.2 “Acceptance Date” means the date on which Palm accepts the Deliverables pursuant to Section 6.1(b).

1.3 “Acceptance Period” has the meaning set forth in Section 6.1(b)(1).

1.4 “Affiliate” means any entity Controlled by, Controlling, or under common Control with an entity where “Control” means possessing directly or indirectly: (a) ownership or control of fifty percent (50%) or more of the voting rights or rights to elect the board or other governing body of such entity; or (b) the power to direct the affairs of such entity.

1.5 “API” means the set of documented access methods through which the programmatic services provided by software are made available to licensees and application developers. Such access methods include, without limitation, header files, events, network communications, macro and scripting languages, function calls and library routines.

1.6 “Authorized Physical Means” means use of the Garnet Technology on any of the following: (a) the legitimate physical premises of Palm; (b) the legitimate physical premises of a Palm Partner; (c) through such other secure remote access pursuant to Section 14.4 to the Garnet Technology, which shall at all times remain stored and maintained at such premises; (d) outside of the physical premises of Palm in the case of use by Palm (but not a Palm Partner) provided that the Garnet Technology is stored on a password protected system and used in a private, secure location, and any Source Materials are protected by industry-standard encryption technology; or (e) outside of the physical premises of a Palm Partner in the case of use by such Palm Partner solely with respect to the Object Code version of the Garnet Software and provided that the Object Code version of the Garnet Software is stored on a password protected system and used in a private, secure location.

1.7 “ASA Trademarks” means the ASA trademarks as set forth in Exhibit H (ASA Trademarks).

1.8 “Assert” means to bring an infringement or misappropriation action of any nature before any legal, judicial, arbitration, administrative, executive or other type of body or tribunal that has or claims to have authority to adjudicate such action in whole or in part regarding the use, making, having made, demonstration, selling, offering for sale, importation or other disposition of the product or service that is the subject of the assertion.

1.9 “Change of Control” means, with respect to a given entity, any transaction or series of related transactions that constitute: (a) the sale or lease of all or substantially all of an entity’s business or assets; (b) any merger, consolidation, share exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding shares of an entity for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of such entity as of the date prior to the closing date of such transaction (or series of related transactions) hold more than fifty percent

(50%) of the voting securities in the surviving corporation in such transaction computed on a fully diluted basis; or (c) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the outstanding voting securities of an entity.

1.10 “Confidential Information” means that information of any party or any of its Affiliates (“Disclosing Party”) which is disclosed to any other party or any of such other party’s Affiliates (“Receiving Party”) pursuant to this Agreement in written form and marked “Confidential,” “Proprietary” or similar designation, or if orally disclosed, that information which the Receiving Party should reasonably discern, by an objective examination of the disclosure and the surrounding facts and circumstances, to be confidential in nature. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, product plans, sales and marketing plans and business information.

1.11 “Derivative Work” means any work of authorship that incorporates or contains modifications to any pre-existing work of authorship, including without limitation any revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed or adapted, and that, if prepared without authorization, would constitute a copyright infringement of such pre-existing work.

1.12 “Dispute” means any dispute, controversy or claim between ASA and Licensee in connection with or related to this Agreement.

1.13 “Garnet Additional Applications” means, collectively, the Garnet Product Software-specific versions of each of the following software applications previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm: (a) the PS MultiMail Pro/SE Software (as defined in the SARSLA), (b) the PS MultiMail Deluxe Software (as defined in the SARSLA), and (c) the Graffiti Legacy Software (as defined in the SARSLA). The Garnet Additional Applications shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.14 “Garnet Additional Applications Documentation” means all documentation for the Garnet Additional Applications previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm. The Garnet Additional Applications Documentation shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.15 “Garnet Desktop Applications” means the desktop applications previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm that mirror the functionality of the Garnet Device Applications designed and tested to run on Microsoft Windows. The Garnet Desktop Applications shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.16 “Garnet Desktop Documentation” means all documentation for the Garnet Desktop Software previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm. The Garnet Desktop Documentation shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.17 “Garnet Desktop Installation CD Files” means the artwork, guided tour files, and other files and related elements of the ASA installation CD for the Garnet Product Software, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, that contains the files needed to develop and build an installer for the Microsoft Windows version of the Garnet Desktop Applications and Garnet Desktop HotSync Manager and Garnet HotSync Conduits to automate the installation on a desktop computer running a version of Microsoft Windows as its operating system. The Garnet Desktop Installation CD Files shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.18 “Garnet Desktop HotSync Manager” means the desktop-based software components for the Garnet Desktop Software, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, that expose and utilize the APIs and protocols by which a device can synchronize data and applications with the Garnet Desktop Applications. The Garnet Desktop HotSync Manager shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.19 “Garnet Desktop Software” means, collectively, the Garnet Desktop Applications, the Garnet Desktop HotSync Manager, the Garnet HotSync Conduits and the Garnet Desktop Installation CD Files.

1.20 “Garnet Development Environment” means the development and debugging tools relating to the Garnet OS Software previously delivered to Palm under the SARSLA (unless otherwise specified in Exhibit A (ASA Deliverables) as being delivered for the first time hereunder) and redelivered under this Agreement as a courtesy to Palm. Licensee may in its sole discretion use certain additional commercially available development tools relating to the Garnet Product Software for implementation; provided that such tools are not licensed under this Agreement and Licensee shall be independently responsible for obtaining any rights for such development tools. The Garnet Development Environment shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.21 “Garnet Device Applications” means, collectively, the following device applications, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, that are contained in separate ROM components and included in the sample ROM images contained in the Garnet OS Software: Datebook, Address Book,

Memo, ToDo, Calculator, Setup, CardInfo, Dial and Sms Messenger. The Garnet Device Applications shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.22 “Garnet Device HotSync Manager” means the device-based software components for the Garnet Product Software, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, that expose and utilize the APIs and protocols by which a device can synchronize data and applications with the Garnet Desktop Applications. The Garnet Device HotSync Manager shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.23 “Garnet Documentation” means, collectively, the Garnet Additional Applications Documentation, Garnet Desktop Documentation, Garnet End-User Documentation, Garnet Technical Documentation, and Garnet Platform Reference Guide.

1.24 “Garnet End-User Documentation” means the end-user documentation kit (in English only), previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, designed and tested to run on the Microsoft Windows operating system and any additional desktop operating systems supported by the Garnet Product Software. The Garnet End-User Documentation shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.25 “Garnet HAL/DAL” means the processor-specific software components, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, which abstract a device’s hardware by exposing standard APIs and protocols to that hardware to the Garnet OS Software system and application layers. The Garnet HAL/DAL shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.26 “Garnet HotSync Conduits” means the device-based software components for the Garnet Product Software, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, that expose and utilize the APIs and protocols by which the device can synchronize data and applications with the Garnet Desktop Applications. The Garnet HotSync Conduits shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.27 “Garnet OS Compatible Product” has the meaning set forth in Section 5.1.

1.28 “Garnet OS Software” means the ASA proprietary software kernel, system services as identified in the Garnet Technical Documentation, certain debugger and ROM development tools, sets of APIs and other software code (including device drivers) that provide access to the services of the hardware on the device on which such software code is installed and that (a) for version 5.4.0 of Palm OS, were previously delivered to Palm under the SARSLA and are redelivered under this Agreement as a courtesy to Palm, and (b) for certain enhancements to or modifications of version 5.4.0 of Palm OS, were previously developed for delivery to Palm under the MPSA, are commonly referred to as version 5.4.9 even though they do not constitute a separate release, and are redelivered under this Agreement as a courtesy to Palm. The Garnet OS Software shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.29 “Garnet Platform Reference Guide” means documentation that describes the hardware configuration for the reference platform as required by the Garnet Product Software previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm. The Garnet Platform Reference Guide shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.30 “Garnet Product Software” means, collectively, the Garnet OS Software, the Garnet Device Applications, the Garnet Device HotSync Manager, the Garnet HAL/DAL, the Garnet Development Environment, the Garnet Additional Applications, and the PRC Tools in each case in Object Code or Source Code form as set forth in Exhibit A (ASA Deliverables).

1.31 “Garnet ROM Image” means the frozen, executable binary image containing the final software to be flashed into an embedded ROM memory chip for a Palm Product that (a) includes the executable binary image of the Garnet OS Software, in whole or in part, together with significant value-added software of Licensee; and (b) is specific to a particular model of Palm Product and is not designed for use on any other product.

1.32 “Garnet ROM Image EULA” means the ROM Image License Terms attached hereto as Exhibit R (Garnet ROM Image License Terms).

1.33 “Garnet SDK” means ASA’s commercially available software development kit, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, for the following: the Garnet OS Software, the Garnet Device Applications, the Garnet Device HotSync Manager, and the Garnet HotSync Conduits. The Garnet SDK shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.34 “Garnet Software” means, collectively, the Garnet Desktop Software and the Garnet Product Software.

1.35 “Garnet Technical Documentation” means any technical documentation, previously delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm, for the Garnet Product Software that is made generally available by ASA to assist its licensees in developing mobile computing, communication or other hardware devices running the Garnet Product Software as the primary operating system. The Garnet Technical Documentation shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.36 “Garnet Technology” means, collectively, the Garnet SDK, the Garnet Software and the Garnet Documentation.

1.37 “Garnet Test Harness” means the API test harness portion of the Garnet Development Environment that is identified as the Garnet Test Harness in Exhibit A (ASA Deliverables), as of the Effective Date.

1.38 “Garnet Third-Party Software” means, collectively, the [**] delivered to Palm under the SARSLA and redelivered under this Agreement as a courtesy to Palm: [**]. The Garnet Third-Party Software shall include those items identified [**] and any additional materials delivered by ASA [**] that meet the foregoing definition.

1.39 “Header Files” means the version of the following header files contained in the Garnet Product Software, in each case solely in the form delivered to Licensee by ASA: [**]

1.40 “Intellectual Property Rights” means all worldwide: (a) patents, patent applications, and patent rights; (b) rights associated with works of authorship, including copyrights, copyright applications, copyright restrictions, mask work rights, mask work applications, and mask work registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) rights analogous to those set forth herein and any other proprietary rights relating to intangible property; and (e) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

1.41 “Legacy Software” means version 5.2.x of the PS Product Software (as defined in the SARSLA) in Palm’s possession as of the Effective Date. The Legacy Software shall include those items identified as such in Exhibit A (ASA Deliverables) and any additional materials delivered by ASA under Section 12.1 that meet the foregoing definition.

1.42 “Licensee” means, collectively, Palm and, subject to Section 18.8(b), its Subsidiaries.

1.43 “Licensee Development Kit Agreement” means the license agreement (which may be in “click-through” form) pursuant to which Licensee makes the Licensee Development Kit available to developers of applications for Palm Products.

1.44 “Licensee Development Kit” means Palm’s commercially available software development kit for developers of applications or services for Palm Products.

1.45 “Licensee Garnet Modifications” means, except for any HotSync Manager Modification and any Garnet Error Correction, any and all Derivative Works of all or any part of the Garnet Technology made by or for Licensee pursuant to a license set forth in this Agreement that expressly authorizes the development of a Derivative Work.

1.46 “MPLA” means that certain Master Patent Ownership and License Agreement by and between Palm and ASA effective as of December 3, 2001.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.47 “MPLA Amendment” means that certain amendment to the MPLA by and between Palm and ASA effective as of the Operative Date.

1.48 “MPSA” means the Master Professional Services Agreement between ASA and Palm effective August 20, 2003.

1.49 “More Favorable Terms” means terms in a new agreement or set of new agreements entered into in a single transaction between ASA and a third party where such terms, taken as a whole, are more favorable to such third party than the terms granted to Palm collectively in this Agreement and in the MPLA (as amended by the MPLA Amendment).

1.50 “New Version” means a new release of the applicable software for which the number to the left of the decimal point is increased. For example, Garnet Desktop Software version 5.0 would be a New Version following Garnet Desktop Software version 4.x.

1.51 “Object Code” means computer programming code in executable binary form.

1.52 “Open Source Software” means any software or software component, module or package that (a) requires as a condition of distribution of such software or any derivative thereof or modification thereto, that such software, derivative or modification (i) be disclosed or distributed in Source Code form; (ii) be licensed for the purpose of making derivative works; or (iii) cannot be redistributed under terms inconsistent with those applicable to the rights under which the licensee is entitled to use or modify the original software; or (b) by virtue of containing, being derived in any manner (in whole or in part) from, or statically or dynamically linking to or against any software described in clause (a) of this definition, becomes software that falls under clause (a) of this definition. By means of example and without limitation, any software or software components, modules or packages licensed or distributed under any of the following licenses constitute Open Source Software: the GNU General Public License (GPL) or Lesser General Public License (LGPL), the Artistic License, the Mozilla Public License (MPL), the Common Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards Source License (SISSL).

1.53 “Operative Date” has the meaning set forth in Section 7.1(b).

1.54 “Palm Partner” means any third party contractor, carrier distribution partner, mobile virtual network operator (MVNO) partner, or channel distribution partner of Licensee.

1.55 “Palm Powered Logo” means the mark depicted in Section 1 of Exhibit H (ASA Trademarks) as licensed by ASA to its licensees (including without limitation Licensee) in connection with its licensing of the Garnet Technology, or such successor “ingredient” brand or brands as ASA may elect to license to its licensees in connection with its licensing of the Garnet Technology, which may consist solely of the Palm “medallion” for so long as ASA holds a license to use and sublicense others the right to use the Palm “medallion.”

1.56 “Palm Product” means any hardware product that is now or in the future, either designed or created by or for Palm (or any of its Subsidiaries) and distributed by or for Palm (or any of its Subsidiaries).

1.57 “Permitted Third Party” means any third party, provided that [**] Permitted Third Party shall exclude [**]

1.58 “POPM Software” means all versions of the software commonly referred to by the parties as the PalmSource Optimized Power Management Software (or POPM) that are a part of the Garnet Software.

1.59 “PRC Tools” means the Source Code and Object Code forms of the ASA software tools known as PRCInfo and ROMcompare.

1.60 “Separation Date” means 12:01 a.m., Pacific Standard Time, December 3, 2001.

1.61 “Similarly Situated” means: (a) any company (i) that designs, manufactures, or distributes mobile telephones, PDAs, or handheld computers and (ii) whose distribution of such products, measured in volume of units, is at least seventy-five percent (75%) of the average number of units of Licensee Products (as defined in the SARSLA) distributed by Palm per year in the three-year period immediately prior to the Acceptance Date, when such company’s distribution of such products is measured in the one-year period immediately prior to entering into an agreement or series of agreements in a single transaction pursuant to which ASA grants to such third party a license to the Garnet Technology and a license under all of the patents defined under the MPLA (as amended by the MPLA Amendment) as the PalmSource Patents; [**]

1.62 “Source Code” means fully documented human-readable source code form of computer programming code, including programmer’s notes and materials and documentation, sufficient to allow a reasonably skilled programmer to understand the design, logic, structure, functionality, operation and features and to use, operate, maintain, modify, support and diagnose errors.

1.63 “Source Code Attachment” means a document executed by the parties that identifies certain Source Code to which Licensee has the rights set forth in the SARSLA.

1.64 “Source Materials” means, collectively, (a) the Source Code for any Garnet Technology, (b) Source Code for any Garnet Error Corrections or HotSync Manager Modifications, (c) comments included in any such Source Code, (d) any other technical documentation related to non-public aspects of the Source Code for the Garnet Technology that ASA has provided in writing to any Licensee and that ASA has marked or otherwise clearly identified as “Source Materials” or “Confidential” or with a similar legend, and (e) that any Licensee has obtained through ASA’s PalmSource Licensee Information Portal (“PLIP”) website.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.65 “Subsidiary” means a corporation, partnership, joint venture, or other entity in which a party has at least a fifty percent (50%) economic interest, and where:

(a) at least fifty percent (50%) of such entity’s outstanding shares of securities (representing the right to vote for the election of directors or other managing authority of such entity) are now or hereafter come under the direct or indirect ownership or control of a party; or

(b) such entity does not have outstanding shares of securities, but at least fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, partnership, joint venture, or other entity is now or hereafter comes under the direct or indirect ownership or control of a party;

but such corporation, partnership, joint venture, or other entity shall be deemed to be a Subsidiary only so long as such economic interest and such ownership or control exists.

1.66 “Substantially the Same Scope” means any license, or set of licenses, which includes licenses to a material portion of the Garnet Technology and a license to substantially all the PalmSource Patents as listed in the MPLA (as amended by the MPLA Amendment), provided that such licenses grant rights at least as broad as those granted to Licensee under this Agreement and the MPLA (as amended by the MPLA Amendment) and subject the licensee to obligations no more restrictive than those imposed on Licensee under this Agreement and the MPLA (as amended by the MPLA Amendment).

1.67 “Trademark Agreements” means, collectively, (a) that certain Amended and Restated Trademark License Agreement (“ASA Trademark License Agreement”) by and between ASA and Palm Trademark Holding Company, LLC (“Holding”), (b) that certain Amended and Restated Trademark License Agreement by and between Licensee and Holding (“Licensee Trademark License Agreement”) and (c) that certain Purchase Agreement among Licensee, ASA and Holding (“Purchase Agreement”), each agreement executed as of the SARSLA Execution Date.

1.68 “Update” means a new release of the applicable software or other deliverable provided hereunder consisting of a bug fix, workaround, or patch to correct any reproducible error in such software for which the number to the right of the second decimal point is increased.

1.69 “Upgrade” means a new release of the applicable software or other deliverable provided hereunder for which, for reason of additional functionality, the number to the right of the decimal point is increased.

2. SARSLA

2.1 SARSLA Termination. The Original Parties hereby agree that, effective on the Operative Date, the SARSLA is and shall be terminated in its entirety without further notice. The date on which the SARSLA terminates shall be referred to in this Agreement as the “SARSLA Termination Date.” In the event a Final Rejection Notice is delivered to ASA pursuant to Section 6.1(b) (or Palm is deemed to have rejected the Deliverables under such Section), then the SARSLA shall continue in full force in effect without the modifications provided for in this Agreement including without limitation the modifications set forth in Section 2.2.

2.2 SARSLA Survival.

(a) Notwithstanding Section 2.1, the respective rights, obligations and duties of the parties under the following sections of the SARSLA shall survive termination of the SARSLA: Sections 2.3(d), 2.9(e), 5, 6.1, 6.2 (to the extent such right has not been exhausted already as of the SARSLA Termination Date), 6.4, 9.2, 9.8(c), 10, 12, 13, 14, 15, 16.4(a), 16.4(e)(ii), 16.6 and 17; provided, however, that:

(i) subject to Section 7.3, Licensee shall have no royalty payment obligation with respect to shipments of Licensee Products (as defined in the SARSLA) after December 2, 2006 including, without limitation, any obligation to make any minimum payments set forth in the SARSLA; and

(ii) with respect to Section 16.4(e)(ii) of the SARSLA, ASA shall have no obligation to provide Licensee with maintenance, technical or other support during the Wind-Down Period.

(b) Palm shall be required to make all payments required under the SARSLA through and including the last day of the Contract Year that began on December 3, 2005, including payments for royalties, support and maintenance, source code access, and Java minimum payments.

(c) Notwithstanding Section 2.1 and solely with respect to Legacy Products (as defined in this Section), the respective rights, obligations and duties of the parties under Section 16.4(e)(ii) of the SARSLA shall survive termination of the SARSLA; provided, however, that (i) the [**] shall be[**]; (ii) for [**] Licensee shall [**] and (iii) Licensee shall [**] As used herein, a “Legacy Product” means any Licensee Product (as defined in the SARSLA) set forth on Exhibit D (Legacy Products).

(d) Notwithstanding anything herein or in the SARSLA to the contrary, [**] Licensee retains its rights to use Source Code provided under such Source Code Attachments in accordance with the SARSLA and the applicable Source Code Attachment, and each party’s rights in any Derivative Works of such Source Code made under such Source Code Attachments shall be as set forth in Section 10 (Proprietary Rights) of the SARSLA and in the respective Source Code Attachments. Set forth in Exhibit P (Obligations Under Source Code Attachments) is a list of the Source Code Attachments to the SARSLA indicating that Palm has complied with its delivery obligations thereunder.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Notwithstanding anything herein or in the SARSLA to the contrary, in no event shall the covenant not to assert set forth in Section 10.6(c) of the SARSLA apply to any Intellectual Property Rights of Licensee arising out of Licensee’s exercise of the rights and licenses granted to Licensee herein. For the avoidance of doubt, any Derivative Works of the Garnet Technology made by or for Licensee after the Operative Date shall be deemed to have been made pursuant to Licensee’s exercise of the rights and licenses granted to Licensee under this Agreement and not under the SARSLA regardless of whether such Garnet Technology may have been licensed to Licensee under the SARSLA.

3. Garnet Technology

3.1 Garnet Product Software.

(a) License. ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b)), non-transferable (except as permitted under Section 18.8) license under ASA’s Intellectual Property Rights embodied in the Garnet Product Software to:

(i) use the Garnet Product Software and create Derivative Works of the Garnet Product Software, in whole or in part, solely through Authorized Physical Means, to have made by any Palm Partner, or use or make any Palm Product;

(ii) sell, offer for sale, or import any Palm Product used, made or had made pursuant to Section 3.1(a)(i);

(iii) use, reproduce, and create Derivative Works of the Garnet Product Software, in whole or in part, solely through Authorized Physical Means, to (A) develop, build and test new versions of the Garnet Product Software, (B) develop, build and test any Palm Product that will include or use, in whole or in part, any Garnet Technology, and (C) develop or provide any services related to Palm Products;

(iv) distribute the Garnet Product Software (other than the Garnet Development Environment and PRC Tools), including new instances thereof, in whole or in part, and Derivative Works thereof, in each case in Object Code form and either bundled with any Palm Product or on a standalone basis for customer installation on or use with any Palm Product and pursuant to an end user license agreement containing terms consistent with and at least as protective of the Garnet Product Software as are the terms set forth in Exhibit G (Minimum Terms and Conditions of End User License); and

(v) make, have made, use, reproduce, and distribute the Garnet ROM Image to third party developers or Palm Partners, solely for the purpose of having such third party developers or Palm Partners develop or provide software products or services for use in or with Palm Products or other third party products designed to operate on or with a version of Garnet Technology to the extent permitted under Section 3.1(c).

(b) Palm Partners. Licensee shall have the right to authorize any Palm Partner to exercise Licensee’s rights set forth in Sections 3.1(a), 3.2(a), 3.2(b)(A), 3.2(b)(B) (provided,

however, that in no event shall a Palm Partner be authorized to distribute any Modified Garnet SDK), 3.3, 3.4(a), 3.4(b) and 3.5 solely in support of Licensee’s business. Prior to granting any authorization under this Section 3.1(b) to any of the entities listed on Exhibit Q (Restricted Contractors), Licensee shall be required to obtain the prior written approval of ASA (such agreement not to be unreasonably withheld). From time to time, pursuant to the mutual written agreement of ASA and Palm (such agreement not to be unreasonably withheld), entities specified on Exhibit Q (Restricted Contractors) may be removed and entities not specified on Exhibit Q (Restricted Contractors) may be added.

(c) Garnet ROM Image Restrictions. The following restrictions shall apply with respect to the exercise by Licensee of its rights under Section 3.1(a)(v):

(i) Licensee shall have the right to distribute copies of the Garnet ROM Image solely for use by third party developers (including Palm Partners) in developing or providing software products or services for use in or with Palm Products or other third party products designed to operate on or with a version of Garnet Technology, and for no other purpose.

(ii) Each copy of the Garnet ROM Image distributed by Licensee must be distributed subject to the terms of a written agreement, the terms of which shall be consistent with and at least as protective of the Garnet ROM Image as are the terms of the Garnet ROM Image EULA. Licensee shall use commercially reasonable efforts to have the written agreements be valid and enforceable, and shall use commercially reasonable efforts to employ signed written agreements in jurisdictions where Licensee knows click through or other unsigned agreements are not valid and enforceable.

(iii) Licensee shall not permit the distribution or re-distribution of any Garnet ROM Image by any third party, including, but not limited to, persons who license such Garnet ROM Image under the terms of a written agreement, the terms of which shall be consistent with and at least as protective of the Garnet ROM Image as are the terms of the Garnet ROM Image EULA.

(d) Header Files Restrictions. Subject to Section 3.2(b), Licensee may distribute Header Files only as part of the Licensee Development Kit pursuant to a Licensee Development Kit Agreement. Licensee may grant its developer licensees a license to use the Header Files solely to develop applications for Palm Products pursuant to a Licensee Development Kit Agreement, provided that any such Licensee Development Kit Agreement shall prohibit the developer licensee from modifying the Header Files or distributing the Header Files in Source Code form.

(e) Garnet Error Corrections. Within five (5) business days after distributing to any third party any error correction of the Garnet Product Software developed by or on behalf of Licensee, Licensee shall deliver such error correction to ASA in Source Code form together with all related documentation (including programmer’s notes) (each such correction and its related documentation, a “Garnet Error Correction”). Each Garnet Error Correction shall be owned exclusively by ASA and shall be deemed to be a part of the Garnet Product Software under this Agreement. Licensee will have no obligation to provide ASA with any Licensee

Garnet Modifications and will own all rights to such Licensee Garnet Modifications, subject to ASA’s rights in the underlying Garnet Technology; provided, however, that if Licensee elects to provide any such Licensee Garnet Modifications to ASA, Licensee will grant ASA a license to such Licensee Garnet Modifications that is the same in scope and restrictions as the license granted to Licensee with respect to the Garnet Product Software under this Agreement.

3.2 Garnet SDK.

(a) ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b)), non-transferable (except as permitted under Section 18.8 (Assignment)) license under ASA’s Intellectual Property Rights embodied in the Garnet SDK to use and reproduce the Garnet SDK, solely through Authorized Physical Means, and to distribute the Garnet SDK in Object Code form (except for such header files as are required to use the Object Code form of the Garnet SDK and such sample Source Code as is provided by ASA as part of the Garnet SDK) pursuant to the end user license agreement set forth in Exhibit S (Pass-Through SDK Terms and Conditions). Except as expressly authorized in Section 3.2(b), Licensee shall not make any changes or extensions to the Garnet SDK and shall distribute the Garnet SDK solely in the form provided by ASA to Licensee. Notwithstanding the foregoing, and except as set forth in Section 3.2(b), Licensee shall have the right to publicly distribute new or additional APIs that are proprietary to Licensee to developers through Licensee’s own software development kit.

(b) Licensee will have the right to: [**] in any manner to [**]; [**] pursuant to a written license agreement that: (i) is consistent with and at least as protective [**] as are the terms set forth in Exhibit S (Pass-Through SDK Terms and Conditions); and (ii) [**]. If Licensee becomes aware of [**] Licensee will [**]. If such [**] within a reasonable period, Licensee shall [**] Licensee shall keep and maintain sufficient records to enable Licensee to produce a report that will contain a reasonable amount of information to enable an independent third party auditor selected by ASA and reasonably acceptable to Licensee (the “SDK Auditor”) [**] determine: (x) [**]; (y) whether or not [**]; and (z) whether the [**] comply with the provisions of this Section 3.2(b) [**] Any such audit shall be performed during Licensee’s normal business hours, no more frequently than twice per calendar year, and shall be performed in such a manner as to avoid unreasonable interference with Licensee’s business operations. Prior to performing such audit, Licensee shall have the right to require [**] to enter into a written confidentiality agreement with Licensee protecting the confidential information of [**] and Licensee contained [**][**] any information obtained in the course of performing the audit other than the fact that the SDK Auditor has reasonably determined: [**] Should the audit determine that [**] or [**] and either Licensee agrees or the results of the arbitration procedure set forth in Section 7.3(d) confirm that such allocation [**], then Licensee shall bear the expense of such

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audit and immediately [**] ASA will [**] and Licensee will [**] Upon the written request of ASA, Licensee will confirm [**] or deny whether [**]. Licensee will use commercially reasonable efforts to reserve the right to make such a disclosure [**]

(c) Except as expressly authorized under Section 3.2(b), in no event may [**] for the Garnet Product Software.

3.3 Garnet Development Environment License. ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b)), non-transferable (except as permitted under Section 18.8) license under ASA’s Intellectual Property Rights embodied in the Garnet Development Environment to use and reproduce the Garnet Development Environment, solely through Authorized Physical Means, in order to make, develop, manufacture, test, maintain, and support Palm Products that contain, in whole or in part, the Garnet Software.

3.4 Garnet Desktop Software.

(a) License. ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b)) license under ASA’s Intellectual Property Rights embodied in the Garnet Desktop Software to:

(i) distribute the Garnet Desktop Software in Object Code form, in whole or in part, with any Garnet OS Compatible Product pursuant to an end user license agreement containing minimum terms consistent with and at least as protective of the Garnet Desktop Software as are those terms set forth in Exhibit G (Minimum Terms and Conditions of End User License);

(ii) distribute the Garnet Desktop Software in Object Code form, in whole or in part, on a stand-alone basis for customer installation on any hardware for use with any Garnet OS Compatible Product pursuant to an end user license agreement containing minimum terms consistent with and at least as protective of the Garnet Desktop Software as are those terms set forth in Exhibit G (Minimum Terms and Conditions of End User License);

(iii) use the Garnet Desktop Software, in whole or in part, solely through Authorized Physical Means, in connection with providing any related services to end users, operators or other licensees of any Garnet OS Compatible Product; and

(iv) sublicense to enterprise end users (“Enterprise Customer”) the right to use and reproduce the Garnet Desktop Software in Object Code form for the internal use

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by their personnel who are end users of Garnet OS Compatible Products or are the internal technical support personnel of the Enterprise Customer charged with providing support to the Enterprise Customer for such use or to third parties providing outsourcing services on the Enterprise Customer’s behalf, but in all cases solely pursuant to a signed, written agreement with such Enterprise Customer, with no right to further sublicense (other than to third parties providing outsourcing services on the Enterprise Customer’s behalf and that have executed a written agreement with the Enterprise Customer that complies with the terms of this Section 3.4(a)(iv)); provided that Licensee provides ASA with written notice identifying the Enterprise Customer within one calendar quarter after entering into such an agreement and provided the terms of any such agreement between either Licensee and the Enterprise Customer or the Enterprise Customer and the third party providing such outsourcing services shall be consistent with and at least as protective of the Garnet Desktop Applications as are (i) the terms and conditions Licensee uses for its own software products, and (ii) the minimum terms and conditions set forth in Exhibit T (Minimum Terms and Conditions of Enterprise Site License).

(b) Garnet Desktop HotSync Manager.

(i) ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b))license under ASA’s Intellectual Property Rights embodied in the Garnet Desktop HotSync Manager to use, modify and create Derivative Works of the Source Code for the Garnet Desktop HotSync Manager (each such Derivative Work, a “HotSync Manager Modification”), where such use, modification and creation is done solely through Authorized Physical Means, and to distribute HotSync Manager Modifications in Object Code form to end users of Palm Products that incorporate, in whole or in part, the Garnet Product Software, provided that: (i) no HotSync Manager Modification may violate the data compatibility requirements defined in Section 5.3; (ii) Palm will provide to ASA timely reports that summarize Palm’s quality assurance of any HotSync Manager Modification with respect to those data compatibility requirements; and (iii) Palm may require end users of Palm Products that incorporate, in whole or in part, the Garnet Product Software to install the HotSync Manager Modification to ensure that such Palm Product will synchronize with the Garnet Desktop Software. If ASA determines that any HotSync Manager Modification violates the data compatibility requirements defined in Section 5.3, and Palm agrees with ASA’s conclusion in this matter (or the dispute resolution process has concluded that such HotSync Manager Modification violates such data compatibility requirements), Palm shall make all commercially reasonable efforts to develop and implement an error correction to resolve the problem and to provide notification of the correction and make such correction generally available to the public within three (3) months, and where possible provide notification of the availability of such error correction to registered users of affected Palm Products. ASA will own all HotSync Manager Modifications (to which Licensee will have the same license and with respect to which Licensee will be subject to the same restrictions as are contained in this Section 3.4(b)), and Palm will deliver to ASA the Source Code and Object Code for any HotSync Manager Modification within five (5) business days after release thereof to customers or to end users. Palm and ASA may mutually agree to modify the Garnet Desktop Software, for example, to make a non-backward compatible change to the HotSync manager component thereof.

(ii) Licensee will be required to use 7.x as the version number for any HotSync Manager Modification distributed hereunder. If Licensee exhausts the 7.x version number, the parties shall discuss in good faith alternate version numbering requirements for the HotSync Manager Modifications.

(c) Updates to Garnet Desktop Software. ASA acknowledges and agrees that Palm may from time to time request that ASA update the Garnet Desktop Software under mutually agreed upon specifications and timing on a professional services basis. For example, such requests for updates may include a request to modify the Garnet Desktop Software to enable it to operate with new versions of Microsoft Windows. In the event of such a request from Palm, ASA shall negotiate with Palm in good faith the terms and conditions (including timing of performance and specifications for the work) under which ASA would provide such updates to the Garnet Desktop Software and, provided after using commercially reasonable efforts to come to agreement the parties agree upon the scope and timing of such services, ASA will provide such services at the rates previously negotiated with Palm under the MPSA. If the parties identify in any Statement of Work relating to such services that any update to the Garnet Desktop Software developed by ASA is specific to Palm Products and shall not be distributed by ASA to a third party for a specified time period, ASA will not distribute such update to any third party until after the termination of such time period.

(d) Garnet Desktop Software Option. For a period of ten (10) years after the Operative Date, Licensee shall have the right, in exchange for a one-time payment of US $3 Million (payable upon the execution of the Garnet Desktop Source Code License (as defined below) and subject to refund within thirty (30) days of receipt of the Source Code for the Garnet Desktop Software if such Source Code fails to meet the acceptance criteria agreed to by the parties in the Garnet Desktop Source Code License) to receive from ASA the Source Code for the Garnet Desktop Software. If Licensee notifies ASA that it wishes to exercise such option, the parties will negotiate in good faith the terms of a source code license agreement (the “Garnet Desktop Source Code License”) that permits Licensee to use the Source Code for the Garnet Desktop Software to the same extent Licensee is authorized to use, and subject to comparable rights, licenses and restrictions (including, without limitation, compatibility obligations) imposed upon Licensee’s use of, the Garnet Technology under the terms of this Agreement.

(e) Mac OS Desktop Software. Licensee shall have the same rights and licenses hereunder with respect to the latest release of the PS Desktop Software (as defined in the SARSLA) available as of the Effective Date for the Macintosh operating system (“Mac OS Desktop”) that is in Palm’s possession as of the Effective Date as are granted to Licensee in Section 3.4(a). Licensee acknowledges and agrees that the Mac OS Desktop is provided “AS IS,” and ASA shall have no obligation to re-deliver to Palm the Mac OS Desktop.

3.5 Documentation. ASA hereby grants to Licensee a royalty-free, fully paid-up, worldwide, non-exclusive, perpetual, irrevocable (subject only to ASA’s rights in Section 17.2), non-sublicensable (except to the extent necessary for Palm Partners to exercise Licensee’s rights pursuant to Section 3.1(b)) license: (a) to use, reproduce and create Derivative Works of the Garnet Documentation, solely through Authorized Physical Means, to develop, build and test any Palm Product that will include or use, in whole or in part, any Garnet Technology; (b) to distribute the Garnet End-User Documentation (including localized foreign language versions thereof and other Derivative Works thereof) to the end user of any Palm Product that incorporates all or any portion of the Garnet Product Software or Garnet Desktop Software.

3.6 Garnet Third-Party Software.

(a) Continued Rights. Until midnight PST on the day before the first anniversary of the Acceptance Date (the “Cut-Off Date”), Licensee will continue [**] with respect to the Garnet Third-Party Software (and documentation for the Garnet Third-Party Software) subject to the restrictions with respect to the Garnet Third-Party Software (and documentation for the Garnet Third-Party Software) set forth in the SARSLA; [**]. Licensee will (i) reimburse ASA at a rate of US [**] per-unit basis for any fees or royalties payable by ASA to the providers of the Garnet Third-Party Software [**] attributable to the exercise by Licensee of such rights between December 4, 2006 and the Cut-Off Date and (ii) provide to ASA information that is reasonably necessary (but in no event broader than the information Licensee is required to provide under the SARSLA) for ASA to calculate such amounts. Licensee shall [**] as a direct result of [**] and (ii) [**] entered into by or based on [**] provided that Licensee is [**] Attached as Exhibit E (Garnet Third-Party Software) is a list setting forth, to the best of ASA’s knowledge, [**] (provided, however, that ASA will have no obligation to disclose to Licensee any confidential term, [**]). All licenses to software of ACCESS Co., Ltd., whether or not such software is delivered as a part of the Garnet Product Software, shall be [**] A complete list of all such software that is customarily delivered as part of the Garnet Technology as provided by ASA to Licensee is attached hereto as Exhibit F (ACCESS Software). [**]

(b) Java Software. Licensee shall at all times adhere to the guidelines for use of the logo known as the “Java Powered Logo” as such guidelines are communicated by ASA to Licensee from time to time. [**]

3.7 Prohibition on Open Sourcing.

(a) At no time during [**] following the Acceptance Date shall ASA sell, offer to sell, license or distribute as Open Source Software all or substantially all of the Garnet Software, or sell, offer to sell, license or distribute as Open Source Software all or substantially all of the Garnet Software code for any feature, functionality, library, module or component of the Garnet Software; provided, however, that ASA shall not be restricted and may from time to time use fragments or lines of code (provided that such fragments or lines of code shall not themselves constitute a material portion of such feature, functionality, library, module or component) of the Garnet Software in building other software, which permitted fragments or lines of code may be sold, offered for sale, licensed or distributed as Open Source Software without restriction.

(b) Subject to Section 3.7(a), during [**] following the Acceptance Date, ASA shall distribute or otherwise disclose the Garnet Software, in whole or in part, solely to

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third parties who are subject to written obligations of confidentiality at least as protective of the Garnet Software as are the protections set forth in the ASA technical non-disclosure agreement, a copy of which is attached as Exhibit J (ASA Technical Non-Disclosure Agreement); provided, however, that any such third party shall at a minimum be subject to written obligations of confidentiality with respect to the Garnet Software that are reasonably restrictive.

(c) If ASA breaches the restrictions in Section 3.7(a) or Section 3.7(b), Palm shall be entitled to a one-time payment of [**] as Palm’s sole and exclusive remedy. ASA shall pay such amount to Palm within thirty (30) days of the date on which ASA agrees (or the dispute resolution process has concluded) that ASA has breached the restrictions in Section 3.8(a) or Section 3.8(b). Notwithstanding anything to the contrary herein, in no event will such payment terminate or otherwise affect the licenses granted to Licensee under this Agreement, which licenses shall continue in full force and effect in accordance with their terms.

(d) Licensee will not (i) modify the Garnet Software, nor combine the Garnet Software with any other software, in any manner that would convert a material portion of the Garnet Software into Open Source Software or (ii) convert a material portion of Garnet Software code for any feature, functionality, library, module or component of the Garnet Software as Open Source Software; unless such material portion of the Garnet Software code in (i) above or such material portion of such feature, functionality, library, module or component of the Garnet Software in (ii) above has already been converted into Open Source Software by or for ASA or with ASA’s approval.

(e) Attached as Exhibit K (ASA Open Source Software) is a complete list of any Garnet Software code that ASA believes it may have already used in a manner which would subject such Garnet Software code to the requirements of any Open Source Software license. In no event shall the sale, offering for sale, licensing or other distribution of such Garnet Software code by ASA be deemed to be a violation of Section 3.7(a).

(f) Attached as Exhibit L (Palm Open Source Software) is a complete list of any software Palm incorporates or has incorporated into Palm Products that Palm believes it may have already used in a manner which would subject any Garnet Software code to the requirements of any Open Source Software license. In no event shall the sale, offering for sale, licensing or other distribution of such Garnet Software code by Palm be deemed to be a violation of Section 3.7(d).

3.8 Operation of License. The provisions of the Section 3 shall not become operative until the Operative Date. Until the Operative Date, the sole and exclusive license granted by ASA to Licensee under this Agreement is the license set forth in Section 6.4. For the avoidance of doubt, with respect to a Palm Product, the licenses in this Section 3 granted under ASA’s Intellectual Property Rights shall not apply to any software, hardware or other technology in such Palm Product other than the Garnet Technology and Derivative Works thereof created pursuant to the terms of this Agreement.

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4. General Rights and Restrictions

4.1 No Reverse Engineering. Licensee shall not reverse compile, disassemble or otherwise attempt to derive the Source Code to any portion of the Garnet Technology provided by ASA solely in Object Code form. In addition, Licensee shall not authorize any third party to reverse compile, disassemble or otherwise attempt to derive the Source Code to any portion of the Garnet Technology.

4.2 Source Materials. Licensee shall have no right to disclose any Source Materials to any third party except to Palm Partners pursuant to Section 3.1(b), and only if such Palm Partner is bound by non-disclosure obligations at least as protective of ASA as Licensee’s obligations under Section 14.

4.3 Applicability to Open Source Software. Notwithstanding anything herein to the contrary, the restrictions on use, modification, reproduction and distribution do not apply to any portion of the Garnet Technology that is Open Source Software or documentation for Open Source Software. Licensee’s rights and obligations with respect to such Garnet Technology shall be as set forth in the applicable license for such Open Source Software, which shall be identified either in the documentation provided for such Garnet Software or in the header files for such Garnet Software.

4.4 No Other Licenses. Except as specifically set forth in this Agreement, no other licenses are granted by ASA to Licensee or Licensee to ASA, by implication, estoppel or otherwise.

4.5 End-User Licensing. Licensee agrees that: (a) each copy of the Garnet Software distributed by Licensee hereunder to an end user will be accompanied by a copy of Licensee’s standard end user software license; (b) the terms of such license will be drafted so as to apply to the Garnet Software and shall be at least as protective of the Garnet Software as are the terms and conditions Licensee uses for its own software products that are not licensed as Open Source Software; and (c) if such Garnet Software is contained in or is intended for use with a Garnet OS Compatible Product, such license will contain minimum terms consistent with and at least as protective as those terms set forth in Exhibit G (Minimum Terms and Conditions of End User License). Licensee agrees to include in such terms and conditions for use of the Garnet Software outside of the United States any country-specific provisions reasonably needed to comply with the foregoing, and agrees to use its commercially reasonable efforts to enforce the terms and conditions applicable to the Garnet Software contained in such license.

4.6 Breach by Contractors or Subsidiaries. If any Palm Partner or any Subsidiary of Licensee fails to comply with any applicable terms and conditions of this Agreement, Licensee shall be liable for any damages incurred by ASA to the same degree that Licensee would be responsible for such damages if Licensee had breached this Agreement. With respect to Palm Partners and Licensee Subsidiaries, Licensee will enforce the terms and conditions required under this Agreement and will promptly notify the breaching entity of any breach. If a Palm

Partner or Subsidiary of Licensee fails to cure any breach within thirty (30) days after such notice, then Licensee shall terminate the rights granted to such Palm Partner or Licensee Subsidiary under this Agreement unless otherwise agreed by ASA in writing.

4.7 Inspection Rights. Licensee agrees to use all commercially reasonable efforts to secure for itself the right to inspect the books, records and facilities of any Palm Partners that Licensee authorizes under Section 3.1(b) or Permitted Third Parties relating to the manufacture of any Palm Product that contains the Garnet Technology, to ensure the implementation of appropriate security procedures to protect ASA’s Confidential Information. In no case shall Palm secure lesser rights relating to the Garnet Technology than that which Palm secures for any of its own technology. Licensee will exercise such rights in the event of an audit under Section 14.4(d) and will deliver the results of such inspection to the ASA Auditor (as defined in Section 14.4(d)) as part of the Source Materials Use Report (as defined in Section 14.4(d)).

5. Compatibility Testing, Branding & Private Label Products

5.1 Palm Product Compatibility. If any instantiation of an application is capable of using the Garnet Product Software in order to execute, and such instantiation runs on a particular Palm Product using the Garnet Product Software in whole or in part, such Palm Product (each a “Garnet OS Compatible Product”) must meet the compatibility requirements as specified below (“Palm OS API Compatibility”).

(a) Licensee will be required to use 5.6.x as the version number for any portion of the Garnet Product Software contained in any Garnet OS Compatible Product. In the event Licensee exhausts the 5.6.x version number, the parties shall discuss in good faith alternate version numbering for the portion of the Garnet Product Software contained in any Garnet OS Compatible Product.

(b) Licensee will ensure that Garnet OS Compatible Products pass the Garnet Test Harness, except for: (i) written exceptions that are then in effect; and (ii) agreed upon exceptions as noted in Exhibit M (Exceptions to Palm OS API Certification). All such exceptions will remain in force so long as the licenses granted in this Agreement remain in effect. The parties may propose changes to this requirement, as has been the practice in the past. Such changes will require the written consent of both parties, which neither party will unreasonably withhold. Any new APIs issued by ASA may not be made part of the Garnet Test Harness for compatibility certification purposes without Palm’s prior written consent. The Garnet Test Harness may be changed (other than for the purpose of making routine bug fixes that have no effect on compliance) only by written consent of Palm and ASA.

(c) Licensee will be required to have each Garnet OS Compatible Product certified for Palm OS API Compatibility. However, Licensee will be authorized to self-certify Garnet OS Compatible Products for Palm OS API Compatibility provided that it does so in good faith and provides copies of the test results to ASA promptly after completion. ASA has the right to confirm any such self-certification; provided, however, that Licensee shall not have any obligation to delay shipment of any Garnet OS Compatible Product pending completion by ASA of any such confirmation. Licensee will provide ASA with all necessary hardware and software (in Object Code only) to confirm such self-certifications. With respect to any Garnet OS

Compatible Product that is provided to any carrier, Licensee shall perform such self-certification, and will deliver the results of such self-certification to ASA, prior to Licensee providing such Garnet OS Compatible Product to the carrier for final certification or, if earlier, for commercial distribution.

5.2 Remedial Plans for Palm Products.

(a) Smartphones. If any Garnet OS Compatible Product that is a smartphone fails to pass any compatibility confirmation performed by ASA under Section 5.1(c), and Licensee agrees that such Garnet OS Compatible Product has failed (or the dispute resolution process has concluded that such Garnet OS Compatible Product has failed), Licensee shall be subject to the following:

(i) Licensee shall make all commercially reasonable efforts to develop and implement an error correction to correct the incompatibility prior to Licensee providing such Garnet OS Compatible Product to a carrier for final certification or, if earlier, for commercial distribution; provided, however, that Licensee shall not have any obligation to delay shipment of any Garnet OS Compatible Product pending completion and implementation of such error correction.

(ii) If Licensee is not able to develop and implement an error correction as specified in Section 5.2(a)(i), Licensee shall develop an error correction to correct the incompatibility and shall provide the error correction within six (6) months to the carrier through customary processes for implementation by the carrier. Licensee’s obligations to correct the incompatibility for such Garnet OS Compatible Product shall end with the provision of the correction to the carrier and Licensee’s use of all commercially reasonable efforts to request and persuade the carrier to implement such error correction as promptly as possible.

(iii) Licensee agrees that, in any event, it shall include that correction in the next new product release, where new product is defined as any product which arises from a separate development cycle from the original incompatible product.

(b) Handhelds. If any Garnet OS Compatible Product that is a handheld (but is not a smartphone) fails to pass any compatibility confirmation performed by ASA under Section 5.1(c), and Licensee agrees that such Garnet OS Compatible Product has failed (or the dispute resolution process has concluded that such Garnet OS Compatible Product has failed), Licensee shall be subject to the following:

(i) Licensee shall make all commercially reasonable efforts to develop an error correction to correct the incompatibility and shall provide notification of the error correction and make such correction generally available to the public within three (3) months, and where practical provide notification of the availability of such error correction to registered users of such Garnet OS Compatible Product; provided, however, that Licensee shall not have any obligation to delay shipment of any Garnet OS Compatible Product pending completion and implementation of such error correction.

(ii) Licensee’s obligations to correct the incompatibility for such Garnet OS Compatible Product shall end with the provision of the correction to the general public and, where practical, providing notification of the availability of such error correction to registered users of such Garnet OS Compatible Product.

(iii) Licensee agrees that, in any event, it shall include that correction in the next new product release, where new product is defined as any product which arises from a separate development cycle from the original incompatible product.

(c) Technical Assistance from ASA. If any Garnet OS Compatible Product fails to pass any compatibility confirmation performed by ASA under Section 5.1(c) and Licensee agrees that such Garnet OS Compatible Product has failed (or the dispute resolution process has concluded that such Garnet OS Compatible Product has failed), and Licensee is unable to correct the applicable error after using all commercially reasonable efforts to do so, Licensee may obtain technical assistance from ASA with respect to such incompatibility issue for a fee pursuant to a mutually-agreed professional services agreement. If ASA agrees to perform such professional services, Licensee’s obligations hereunder to correct the incompatibility shall be suspended until the parties either jointly develop a correction or agree that such a correction is infeasible; provided that if ASA develops a practicable, functionally equivalent solution that that is not detrimental to Licensee’s users or business, that can be implemented on a commercially reasonable basis, and Licensee elects not to implement such a solution, Licensee’s obligation hereunder to correct the incompatibility shall no longer be suspended. If ASA does not agree to perform such professional services, or is unable to adequately correct the incompatibility, Licensee shall no longer be obligated to correct such incompatibility.

5.3 Data Compatibility.

(a) In addition to compatibility with the Garnet Test Harness, for any Palm Product which synchronizes PIM data using the HotSync protocol for the Garnet Desktop Software, or which Licensee represents to customers as being compatible with Garnet Desktop Software (each such Palm Product, a “Desktop-Compatible Product”), such Desktop-Compatible Product must satisfy the following data compatibility requirements (and no other data compatibility requirements will apply): [**] Notwithstanding the foregoing, the parties acknowledge that exceptions have been granted to this requirement, and agree to the following:

(i) [**]

(ii) [**]

(b) Should any Desktop-Compatible Product with a first commercial ship date that occurs after the first anniversary of the Acceptance Date fail to meet the foregoing data compatibility requirements, and Palm agrees that such Desktop-Compatible Product has failed (or the dispute resolution process has concluded that such Palm Product has failed), then with respect to such Desktop-Compatible Product, Palm shall be subject to the remedial plan described in Section 5.2(b).

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5.4 Application Compatibility. The parties will use commercially reasonable efforts to identify in writing, no later than ninety (90) days after the Acceptance Date, no more than twenty (20) applications, which list can change only by mutual agreement, on which the parties will use commercially reasonable efforts to agree to conduct compatibility tests from time to time in the ordinary course as regards major functions, and to share such results in a consultative manner to seek fixes, etc. However, failures of such applications to launch and perform their major functions will not be deemed a compatibility failure for either party for the purposes of this Agreement.

5.5 Branding by Palm.

(a) The parties hereby agree that Exhibit N (Frozen Branding Guidelines) contains a copy of all trademark and branding guidelines (the “Frozen Branding Guidelines”) that shall apply to any Garnet OS Compatible Product. The parties agree that Licensee shall be required to use either ASA’s then-current mark, or alternatively, at Licensee’s sole discretion, shall have the right to use the term “Palm OS by ACCESS” to brand and refer to the Garnet Software subject to Licensee’s compliance with the Frozen Branding Guidelines. Any change to the Frozen Branding Guidelines shall be made solely upon the mutual written agreement of the parties, except for changes that are required to comply with changes in applicable law or governmental regulations.

(b) With respect to all Garnet OS Compatible Product for which the Garnet Software provides the primary user interface (“Stage 1 Garnet Products”), Licensee shall conform to the Frozen Branding Guidelines.

(c) With respect to all Garnet OS Compatible Product other than Stage 1 Garnet Products, Licensee must comply with the Frozen Branding Guidelines on all splash screens, “Read Me” files, “About” files, copyright and trademark notices, “Help” files, user documentation, web site usage, and marketing collateral, but not on any hardware or packaging.

(d) With respect to all Garnet OS Compatible Products (i.e., whether or not a Stage 1 Garnet Product), ASA shall have the right to require Palm to update any reference to the then-current corporate name of the ASA and/or ACCESS entity that is the licensor of the Garnet Technology (e.g., “Palm OS powered by ACCESS”), which update shall be implemented as soon as reasonably practicable in Palm Products manufactured after Palm receives notice of such update; provided that Licensee shall not be obligated to recall or revise any Palm Products previously manufactured.

(e) ASA shall have the one-time right, at any time up to and including May 23, 2007, to update the graphical treatment of its logo.

(f) Commencing on the Acceptance Date, the Frozen Branding Guidelines will be the only trademark and branding guidelines that apply prospectively to Palm Products that include, in whole or in part, any Garnet Technology and all previous trademark and branding guidelines (including the existing ASA Compatibility Trademark Program document) will no longer apply to such Palm Products.

(g) Notwithstanding the branding requirements set forth in this Section 5.5, Licensee and Palm Partners shall have the right to refer indefinitely to all Palm Products that include, in whole or in part, the Garnet Technology and pass Palm OS API Compatibility as “Palm OS compatible” and “compatible with Palm OS.”

5.6 Compatibility Requirements for Branding by ASA.

(a) Subject to Section 17.4, ASA and its licensees shall have the right to refer indefinitely to any ASA software that passes Palm OS API Compatibility (“ASA Compatible Software”) as “Palm OS compatible” and “compatible with Palm OS.”

(b) ASA will ensure that ASA Compatible Software passes the Garnet Test Harness, except for (i) written exceptions that are then in effect; and (ii) agreed upon exceptions as noted in Exhibit M (Exceptions to Palm OS API Certification). All such exceptions will remain in force so long as the licenses granted in this Agreement remain in effect. The parties may propose future changes to this requirement. Such changes will require the written consent of both parties, which neither party will unreasonably withhold.

(c) ASA will be required to have all ASA Compatible Software certified for Palm OS API Compatibility. However, ASA will be authorized to self-certify ASA Compatible Software for Palm OS API Compatibility provided that it does so in good faith. ASA shall provide copies of the test results for any such self-certification to Palm promptly after receipt of any request for such results from Palm.

(d) If any ASA Compatible Software fails to pass such Palm compatibility confirmation, and ASA agrees that such ASA Compatible Software has failed (or the dispute resolution process has concluded that such ASA Compatible Software has failed), ASA shall be subject to the following:

(i) ASA shall make all commercially reasonable efforts to develop an error correction to correct the incompatibility and shall provide notification of the error correction and shall provide such error correction to its licensees of such ASA Compatible Software within three (3) months; provided, however, that ASA shall not have any obligation to delay shipment of any ASA Compatible Software pending completion and implementation of such error correction.

(ii) ASA’s obligations to correct the incompatibility for such ASA Compatible Software shall end with the provision of the correction to such licensees and ASA’s use of all commercially reasonable efforts to request and persuade each such licensee to implement such error correction as promptly as possible.

(iii) ASA agrees that, in any event, it shall include that correction in the next new product release, where new product is defined as the next point release or new version of the product.

(e) Failure of ASA to meet the foregoing obligations to correct incompatibilities with respect to any particular ASA Compatible Software shall result in suspension of ASA’s license to refer to such product as “Palm OS compatible” or “compatible with Palm OS” until such incompatibilities are corrected or a new version of the ASA Compatible Software is released that is compatible.

(f) Except as expressly set forth in this Section 5.6, ASA’s rights with respect to any trademarks, service marks, brands and domain names governed by the Amended and Restated Trademark License Agreement entered into between ASA and Palm Trademark Holding Company, LLC effective as of May 24, 2005 shall be solely as specified under such Amended and Restated Trademark License Agreement.

5.7 Exception to Compatibility and Branding Requirements. For the avoidance of doubt, the parties acknowledge and agree that the compatibility and branding requirements of Sections 5.1 through 5.5 shall not apply to any Palm Product that is not a Garnet OS Compatible Product.

5.8 Compromised Palm Products. Licensee shall not be required to meet the compatibility requirements set forth in this Section 5 in the case of a Palm Product which has been modified, hacked into or otherwise compromised by a third party acting without the authority of Licensee so as to circumvent Licensee’s protections from preventing a particular application from running on such Palm Product.

5.9 Disputes Regarding Compatibility. In the event of any Dispute regarding the compatibility requirements imposed under this Section 5, prior to the commencement of any attempt to resolve the dispute through the dispute resolution procedures specified in Section 18.5, members of the technical staff of the parties will work together in good faith to resolve such Dispute for a period of no more than fifteen (15) days.

5.10 Trademark License to ASA Trademarks.

(a) Subject to the terms and conditions of this Agreement and, so long as any ASA Trademark is a Palm Mark (as such term is defined in the Trademark Agreements), solely in accordance with the Trademark Agreements, ASA hereby grants to Licensee a limited, perpetual, non-exclusive, non-transferable (except as specified in Section 18.8), fully-paid, royalty-free license to use the ASA Trademarks (i) on any Palm Products which incorporate any Garnet Technology (or any Derivative Works thereof), in whole or in part, and that are in compliance with the compatibility and branding provisions set forth in this Section 5 and (ii) in connection with the distribution, promotion, marketing, permitted end user licensing and sale of such Palm Products. Any use by Licensee of the ASA Trademarks in conjunction with the distribution, promotion and marketing of Palm Products shall be in accordance with Section 5.5. The foregoing license shall remain in effect notwithstanding any change by ASA to its branding of the Garnet Technology.

(b) Notwithstanding the foregoing, Licensee shall have exclusive use of the color blue in the Palm Powered Logo, even as to ASA.

(c) Licensee agrees that the overall quality of any Garnet OS Compatible Product (or any Palm Products that contains any portion of the Garnet Technology and in connection with which Licensee uses any ASA Trademark under Section 5.10(a)) and all related advertising, promotional and other related uses of the ASA Trademarks shall be consistent with industry standards, and shall in no event be lower than a reasonable standard of quality. Licensee agrees to provide such assistance as is reasonably necessary to facilitate ASA’s quality control with respect to Garnet OS Compatible Products (or any Palm Products that that contains any portion of the Garnet Technology and in connection with which Licensee uses any ASA Trademark under Section 5.10(a)). ASA shall have the right to receive free samples of all such advertising and promotional materials for such Garnet OS Compatible Products (or any Palm Products that that contains any portion of the Garnet Technology and in connection with which Licensee uses any ASA Trademark under Section 5.10(a)), and up to five (5) royalty-free sample production units of each Garnet OS Compatible Product (or any Palm Products that that contains any portion of the Garnet Technology and in connection with which Licensee uses any ASA Trademark under Section 5.10(a)) and related documentation on which such ASA Trademarks are used to ensure that the quality associated with the ASA Trademarks is maintained. Licensee shall use commercially reasonable efforts to comply with all reasonable requests from ASA to correct any deficiencies with the foregoing requirements in this Section 5.10(c).

5.11 Bluetooth SIG Certification. For any Palm Products which include the PS Bluetooth II Software, Licensee shall be responsible for obtaining certification for such PS Bluetooth II Software under the then current certification criteria promulgated by Bluetooth SIG, Inc., an entity devoted to developing, publishing and promoting the Bluetooth short-range wireless specification, (“Bluetooth SIG Certification”). Licensee shall not release any such Palm Products unless and until Licensee obtains all applicable Bluetooth SIG Certifications (other than certifications which have already been obtained by ASA for the PS Bluetooth II Software).

5.12 Private Label Products. Licensee will be authorized to develop or manufacture (or have manufactured on Licensee’s behalf) Palm Products that contain the Garnet Technology, in whole or in part, for distribution and sale throughout the world by any Permitted Third Party under such Permitted Third Party’s (and not Licensee’s) brand or co-branded with Licensee’s brand; provided however, that any such Palm Product shall comply with the same terms and conditions as apply to any other Palm Product that contains the Garnet Technology (whether in whole or in part), including, without limitation, the branding requirements set forth herein.

6. Delivery of Garnet Technology

6.1 Delivery and Acceptance.

(a) Delivery. ASA will use commercially reasonable efforts to deliver to Palm within five (5) business days after the Effective Date a complete copy of each of the items identified in Exhibit A (ASA Deliverables) (collectively, the “Deliverables”) in the format (i.e., Source Code or Object Code) specified in Exhibit A (ASA Deliverables). ASA will deliver to Palm written notice when ASA reasonably believes it has completed such delivery (the “Delivery Notice”).

(b) Acceptance.

(i) During the period commencing on date of the Delivery Notice and ending twenty-two (22) contiguous business days (excluding official Palm company holidays) thereafter (the “Acceptance Period”), Palm may, pursuant to the license granted in Section 6.4, perform whatever acceptance tests on the Deliverables it may wish to confirm the Deliverables comply with the Acceptance Criteria. The parties may extend the Acceptance Period upon mutual written agreement, with consent to any such extension to be at each party’s sole and absolute discretion.

(ii) During the Acceptance Period, ASA will use commercially reasonable efforts to provide to Palm all training and support necessary for Palm to conduct the acceptance testing contemplated by Section 6.1(b)(i). Such training and support shall be provided in accordance with Section 9, and shall be subject to and count toward the limitations set forth in Section 9.2.

(iii) On or prior to the last day of the Acceptance Period, Palm shall provide written notice to ASA stating whether Palm accepts or rejects the Deliverables delivered by ASA under Section 6.1(a) and 6.1(c)(ii) (any such notice in which Palm rejects the Deliverables shall be referred to herein as a “Final Rejection Notice”).

(iv) If Palm provides a Final Rejection Notice, then this Agreement shall be deemed null and void and of no effect ab initio. If Palm fails to provide a Final Rejection Notice by 5:00 p.m. PST on the last day of the Acceptance Period, then Palm shall be deemed to have rejected the Deliverables.

(v) In no event shall acceptance by Palm of the Deliverables delivered by ASA under Section 6.1(a) be deemed to waive or limit Licensee’s warranty rights under Section 12.1(a).

(c) Corrupt or Missing Deliverables.

(i) During the Acceptance Period, Palm shall review the Deliverables to confirm that all Deliverables have been delivered by ASA, that each item was delivered in the specified format and that any software files contained in the Deliverables are not corrupt. If Palm discovers during the Acceptance Period that any Deliverable has not been delivered by ASA, that any item has been delivered in the wrong format, or that any software file that was delivered is corrupt, Palm shall notify ASA in writing of the deficiencies on or prior to the last day of the Acceptance Period (a “Deficiency Notice”).

(ii) ASA will use commercially reasonable efforts to deliver to Palm within two (2) business days after receipt of a Deficiency Notice: (1) any Deliverable that ASA failed to deliver initially that is identified in the Deficiency Notice, (2) any Deliverable, in the correct format, that was delivered in the wrong format initially and that is identified in the Deficiency Notice, and (3) any software, in an uncorrupted format, of any corrupt software file that was delivered initially and that is identified in the Deficiency Notice.

(d) Sole and Exclusive Remedy. If ASA fails to deliver to Palm the Deliverables as required under this Section 6.1, Licensee’s sole and exclusive remedy shall be to reject the Deliverables in accordance with Section 6.1(b). The dispute resolution procedures set forth in this Agreement shall not apply to any dispute regarding whether ASA has fulfilled its obligations to deliver the Deliverables under Section 6.1.

6.2 No Obligation to Use. ASA acknowledges that Licensee shall have no obligation under this Agreement to incorporate any Garnet Technology in any Licensee products or otherwise distribute any Garnet Technology.

6.3 Method of Delivery. ASA may, in its sole discretion, make deliveries of the Deliverables via secure FTP site or other reasonable electronic transmission. The parties will reasonably cooperate to select a method of delivery that will avoid or otherwise minimize taxes and other expenses incurred by the parties.

6.4 Limited License During Acceptance Period. During the period beginning on the date of the Delivery Notice and ending on the Operative Date (as defined below), ASA hereby grants to Palm a royalty-free, non-exclusive, non-sublicensable, non-transferable limited license under ASA’s Intellectual Property Rights in the Deliverables internally to use, reproduce, build and test the Deliverables solely to the extent necessary for Palm to determine whether Palm wishes to accept the Deliverables.

7. Consideration

7.1 License Fee. In consideration of the rights and licenses granted by ASA to Licensee hereunder and under the MPLA Amendment, Palm shall pay to ASA a fully paid-up, one-time license fee of forty-four million United States dollars (US $44,000,000) (the “License Fee”), in accordance with the following schedule:

(a) twenty-two million United States dollars (US $22,000,000) shall be due and payable within five (5) business days of the Effective Date (provided, however, that if Palm provides ASA with a Final Rejection Notice pursuant to Section 6.1(b), then ASA shall refund the portion of the License Fee already paid by Palm within two (2) business days after ASA’s receipt of such Final Rejection Notice); and

(b) twenty-two million United States dollars (US $22,000,000) shall be due on the Acceptance Date and payable up to five (5) business days after the Acceptance Date (the date of receipt by ASA of such payment, the “Operative Date”). ASA will promptly provide written confirmation of receipt of each payment made under this Section 7.1.

7.2 Allocation of Payments. The parties agree that the Licensee Fee shall be allocated among Palm, Palm Ireland, and ASA as follows: (a) eighty percent (80%) of the Licensee Fee shall be paid by Palm to ASA; and (b) twenty percent (20%) of the Licensee Fee shall be paid by Palm Ireland to ASA. Each such payment shall be made pursuant to the banking instructions provided by ASA.

7.3 Payments in Event of Acceptance Delays. If the Acceptance Date does not occur prior to the end of the Contract Year (as defined in the SARSLA) that began on December 3,

2005, Palm shall make the required royalty payments under the SARSLA until the Acceptance Date occurs (if ever); provided, however, that any such royalty payment obligations shall be deemed satisfied upon receipt by ASA of the License Fee under Section 7.1(b) above.

7.4 Most Favored Licensee.

(a) Obligation. If at any time during [**] years following the Effective Date: (i) ASA enters into an agreement or set of agreements in a single transaction with a third party (other than an ASA Affiliate solely for use by such ASA Affiliate) that is Similarly Situated to Palm pursuant to which ASA grants to such third party a license to the Garnet Technology and a license under all of the patents defined under the MPLA (as amended by the MPLA Amendment) as the PalmSource Patents, which licenses are of Substantially the Same Scope as the licenses granted to Palm under this Agreement and the MPLA (as amended by the MPLA Amendment), and (ii) the terms of such agreement are, taken as a whole, More Favorable Terms than those set forth in this Agreement and the MPLA (as amended by the MPLA Amendment), then ASA shall so notify Palm, and offer such terms to Palm. If Palm accepts such terms, the parties shall amend the applicable provisions of this Agreement and the MPLA (as amended by the MPLA Amendment) to reflect such new terms.

(b) Clarifications. For clarity purposes, the parties acknowledge and agree that only those third party licenses: (i) that are granted after the Effective Date; (ii) where one of the More Favorable Terms is the fee to be paid; (iii) that are not granted on a royalty-based structure or on any payment basis other than on a fully-paid up license for a single upfront license fee payable in one or a few payments; and (iv) where the price of such upfront payment(s) with respect solely to the licensed rights to the PalmSource Patents and the Garnet Technology is less than forty-four million United States dollars (US $44,000,000) will trigger the obligations and rights imposed or conferred under this Section 7.4.

(c) Audit. During the first thirty (30) months following the Effective Date, ASA shall keep and maintain sufficient records to enable it to produce a report that will contain a reasonable amount of information to enable an independent third party auditor selected by Palm and reasonably acceptable to ASA (the “Auditor”) to determine whether or not ASA has entered into any agreement meeting the requirements of Section 7.4(a) (the “Report”), and that the parties hereby agree that the Report shall contain the information set forth on Exhibit O (Most Favored Licensee Report); provided, however, that in no event shall the Report contain information that identifies any third party. Any such audit shall be performed during ASA’s normal business hours, no more frequently than twice per calendar year, and shall be performed in such a manner as to avoid unreasonable interference with ASA’s business operations. Prior to performing such audit, ASA shall have the right to require the Auditor to enter into a written confidentiality Agreement with ASA protecting the confidential information of any third party and ASA contained in the Report and prohibiting the Auditor from disclosing to Palm any

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information obtained in the course of performing the audit other than the fact that there is a license that the Auditor has reasonably determined meets the requirements of Section 7.4(a). Should the audit uncover any third party agreement meeting the requirements of Section 7.4(a), and either ASA agrees or the results of the arbitration procedure outlined in Section 7.4(d) confirm that such third party agreement meets such requirements, then ASA shall bear the expense of such audit, in addition to whatever remedies Palm may have pursuant to this Agreement for such noncompliance.

(d) Binding Arbitration. If the parties are unable to agree on whether [**] a third party agreement meets the requirement of Section 7.4(a) (or to the substance of the terms that would rectify an imbalance of value between the licenses), the parties shall resolve such dispute exclusively and finally by arbitration. Such arbitration will be conducted between the Auditor as Palm’s representative and ASA by the American Arbitration Association (“AAA”) in Santa Clara, California and will be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, as such rules are in effect on the date of delivery of a demand for arbitration. In any arbitration arising under Section 3.2(b), in no event shall ASA have the right to obtain any records, documents or materials disclosed in the course of such arbitration that might disclose any confidential information of Palm or any third party, including without limitation any summaries of the material terms [**] In any arbitration arising under Section 7.4(a), in no event shall Palm have the right to obtain any records, documents or materials disclosed in the course of such arbitration that might disclose any confidential information of ASA or any third party, including without limitation any summaries of the material terms of such licenses.

7.5 Taxes.

(a) Tax Liability. In addition to any other payments due under this Agreement, Licensee agrees to pay, or indemnify, and hold ASA harmless from, any sales, use, excise, import or export, value added or similar tax or duty, or any other tax not based on ASA’s net income, and any governmental permit and license fees, customs fees and similar fees levied upon delivery of the deliverables and/or services hereunder which ASA may incur in respect of this Agreement; provided that Licensee is promptly notified, rendered reasonable assistance by ASA as required, and permitted to direct the defense or settlement negotiations.

(b) Withholding Tax. If applicable law requires Palm to withhold any income taxes levied on payments to be made pursuant to this Agreement (“Withholding Tax”), Palm shall take advantage of the lowest Withholding Tax provided for either by the applicable tax treaty then in force or under the local law and shall be entitled to deduct such Withholding Tax from the payments due to ASA hereunder. Palm shall promptly effect payment of the Withholding Tax to the appropriate tax authorities and shall transmit to ASA within ten (10) business days of such payment official tax receipts or other evidence issued by the appropriate

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tax authorities sufficient to enable ASA to support a claim for income tax credits in the United States. Palm further agrees to assist ASA, upon ASA’s request and at ASA’s expense, if ASA contests, by appropriate legal or administrative proceedings, the validity or amount of the Withholding Tax. If ASA does not receive official tax receipts or such other evidence within ninety (90) days of payment, ASA shall have the right to invoice Palm for, and Palm shall promptly pay, the amount of such Withholding Tax to ASA.

8. Updates, Upgrades and New Versions

8.1 No Ongoing Obligations Under SARSLA. Other than ASA’s obligations with respect to the Garnet Desktop Software under Section 3.4(d), after the Acceptance Date, ASA shall have no obligation to provide, and Palm shall have no right to receive: (a) any Updates, Upgrades or New Versions of the Garnet Technology or any other software or technology made available by ASA; or (b) any other deliverables or services under the SARSLA.

8.2 Updates and Upgrades to Address Infringement Issues. Notwithstanding the foregoing, if ASA distributes to Palm any Update, Upgrade or modification to the Garnet Technology to address any actual or potential infringement issue, and such Update, Upgrade or modification is substantially functionally equivalent to the Garnet Technology that is the subject of such actual or potential infringement issue, then Palm must promptly implement such Update, Upgrade or modification and shall indemnify ASA against any claim by a third party of infringement as a direct result of Palm’s failure to do so; provided that Palm is promptly notified, rendered reasonable assistance by ASA as required, and permitted to direct the defense or settlement negotiations. Any Upgrade, Update or modification that ASA delivers to Palm under this Section 8.2 shall be deemed to be a part of the Garnet Technology and subject to the applicable licenses under this Agreement.

9. Support and Training

9.1 Garnet Technology Development Support. For a period of ninety (90) days commencing on the date of the Delivery Notice, ASA will provide Palm with training and technical support, at no additional charge, as is reasonably necessary to ensure that Palm is familiar with all Deliverables at a level sufficient to act independently with respect to Garnet Technology development and support. Such support, which shall be subject to the limitations in Section 9.2, shall be as follows:

(a) Training and support for building the Garnet Technology software;

(b) Training and support for setting up and running the Garnet Test Harness and any other testing available for the Garnet Technology software;

(c) Training and support for incorporation of Third-Party Software into Garnet Technology software;

(d) Full documentation of the knowledge transfer accomplished during this development support period, including any documentation for building the Garnet Technology software, overview and documentation on the file organization of the Garnet Technology software, overview and documentation on how the simulator for the Garnet Technology software is implemented, any internal documentation existing on backward compatibility tips and strategies, and a Palm OS coding conventions document. ASA shall use all commercially reasonable efforts to help Palm assure the completeness and accuracy of the foregoing documentation.

9.2 Limitations on Support Obligations. ASA’s obligations to provide training and technical support under Section 9.1 are subject to the following limitations:

(a) ASA shall be required to provide training to no more than ten (10) Palm engineers for no more than eighty (80) hours in the aggregate;

(b) ASA shall be required to provide additional technical support to no more than ten (10) engineers for no more than eighty (80) hours in the aggregate; and

(c) With respect to the full documentation of the knowledge transfer specified in Section 9.1(d), ASA shall be required to provide no more than one (1) ASA engineer for no more than forty (40) hours in the aggregate.

9.3 Additional Transition Support. After the initial ninety (90) days of transition support provided by ASA under Section 9.1, Palm may obtain technical assistance with regard to Garnet Technology development for a fee pursuant to a mutually-agreed professional services agreement.

9.4 Windows Build System Support. If Palm chooses to accept the Microsoft Windows-based build system for Garnet Product Software (as opposed to the Macintosh-based build system), for a period of one hundred eighty (180) days commencing on the date of the Delivery Notice ASA will provide Palm, at no additional charge, up to an additional thirty (30) hours in the aggregate of technical support for such Microsoft Windows-based build system. This support will be advisory only and ASA will have no obligation to provide development, enhancement or bug fixing services. The parties will use commercially reasonable efforts to solve support issues with respect to such Microsoft Windows-based build system by email and telephone, provided however, that subject to the foregoing thirty (30)-hour limitation, if support issues cannot be resolved through email and telephone support, ASA will use commercially reasonable efforts to provide on-site support with respect to such Microsoft Windows-based build system at Palm’s Sunnyvale, California, headquarters when requested; provided, however that in no event will ASA have any obligation to provide on-site support by individuals who do not work in ASA’s Sunnyvale, California, headquarters or by individuals who work remotely.

9.5 Third Party Developer Support.

(a) Licensee will [**] in general, except in regard to [**].

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(b) Promptly after the Acceptance Date, ASA will deliver to Licensee, at no additional charge, the materials identified in Section I of Exhibit B [**][**] and Licensee will have the right [**].

(c) Notwithstanding the foregoing, Licensee also will have a one-time option, exercisable in its sole discretion [**], to obtain the materials [**] at no charge solely for its internal use [**]

(d) If ASA either elects [**] any of the materials [**] to the Garnet Software [**], or decides [**], Palm will have [**] to be negotiated in good faith.

(e) No Discrimination. Notwithstanding the foregoing, [**] except that ASA shall be obligated to continue to provide “[**] on a non-discriminatory basis to the extent [**].

10. Marketing and Publicity; Relationship Managers

10.1 Marketing. The parties agree to work together to establish a plan for announcing this transaction, including appropriate text and timing for press releases.

10.2 Publicity. Except as agreed pursuant to Section 10.1, neither party shall disclose the terms of this Agreement to any third party, other than its financial or legal advisors, or make any announcements regarding the nature of the relationship between the parties without the prior approval of the other party, such approval not to be unreasonably withheld, except that a party may disclose the terms of this Agreement where required by law, provided that such party uses reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment. The parties agree to engage in appropriate press and analyst communications regarding their relationship under this Agreement.

10.3 Relationship Managers. Within ten (10) days after the Effective Date and at all times thereafter during the term of this Agreement, both ASA and Licensee shall appoint a senior level employee as its respective relationship manager (each, a “Relationship Manager”) to facilitate the relationship between the parties under this Agreement. The Relationship Managers shall meet periodically during the term of this Agreement, at such times to be agreed upon by the parties from time to time, but no less frequently than once each calendar quarter.

10.4 Trademark License to Licensee Marks.

(a) License. Subject to the terms and conditions of this Agreement, Licensee hereby grants to ASA a limited, non-exclusive and non-transferable (except as specified in

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Section 18.8) license to use and display, subject to the guidelines set forth in Licensee’s trademark usage guidelines, as amended by Licensee from time to time in its sole and reasonable discretion, the trademarks and logos of Licensee set forth on Exhibit I (Licensee Marks) and images of the Palm Products (the “Licensee Marks”) solely on ASA’s website and in press releases, product brochures, advertising and marketing materials and financial reports that indicate that Licensee is a licensee of the Garnet Software; provided, however, that ASA shall have a reasonable opportunity to put any such changes into effect and shall not be obligated to revise or recall any product brochures, advertising or marketing materials or financial reports previously printed, prepared or released. The license set forth in this Section 10.4 does not include the right to sublicense the use of the Licensee Marks or the Palm Marks (as defined in the ASA Trademark License Agreement), which rights with respect to the Palm Marks are governed entirely by the ASA Trademark License Agreement. The rights granted to ASA in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, ASA will no longer make any use of any Licensee Marks other than as expressly permitted in any of the Trademark Agreements.

(b) Quality Maintenance. The nature and overall quality of any materials supplied by ASA bearing the Licensee Marks shall be consistent with industry standards, and shall in no event be lower than a reasonable standard of quality. Licensee shall have the right to receive free samples of any such materials. ASA agrees to provide such assistance as is reasonably necessary to facilitate Licensee’s quality control and shall use commercially reasonable efforts to comply with all reasonable requests from Licensee to correct any deficiencies with the foregoing requirements.

11. Proprietary Rights

11.1 Ownership.

(a) Ownership by ASA. ASA retains all rights, title and interest in and to the Garnet Technology as delivered by ASA to Licensee hereunder, all HotSync Manager Modifications and all documentation related thereto, all Garnet Error Corrections and all documentation related thereto and all Intellectual Property Rights embodied in any of the foregoing.

(b) Ownership by Licensee.

(i) Notwithstanding anything to the contrary herein, but at all times subject to ASA’s ownership of the underlying Garnet Technology, Licensee shall own all rights, title and interest in and to the Licensee Garnet Modifications, any and all documentation related thereto, and all Intellectual Property Rights embodied in the foregoing. In no event shall Licensee be obligated to disclose or grant any license to any Licensee Garnet Modifications to ASA or any third party, and any such disclosure or license shall be at Licensee’s sole discretion.

(ii) Subject to Section 11.1(a), but notwithstanding anything else to the contrary herein, Licensee retains all rights, title and interest in and to the Palm Products and all Intellectual Property Rights embodied in the Palm Products.

11.2 U.S. Government Restricted Rights Legend. All ASA technical data and computer software provided under this Agreement is commercial in nature and developed solely at private expense. Software is delivered as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in ASA’s standard commercial license for such software. Technical data is provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable. Licensee will: (a) identify and license the software developed by Licensee hereunder in all proposals and agreements with the United States Government or any contractor therefor; and (b) legend or mark such software provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for ASA and its suppliers the protection intended by this Section 11.2. Licensee agrees not to remove or deface any portion of any legend on any software or documentation delivered to it under this Agreement.

11.3 ASA Trademark Ownership. Licensee acknowledges that, except as otherwise expressly set forth in the Trademark Agreements and this Agreement, ASA owns or holds exclusive rights in and to the ASA Trademarks. Subject to Licensee’s rights under and except as otherwise set forth in the Trademark Agreements and this Agreement, Licensee will not use the ASA Trademarks (except the letter string PALM contained in the ASA Trademarks) as part of any of its product, service, domain, sub-domain or company names and will not take nor authorize any action inconsistent with ASA’s exclusive trademark rights during the term of this Agreement or thereafter. Nothing in this Agreement grants Licensee ownership or any rights in or to use the ASA Trademarks, except in accordance with the license set forth in Section 5.10. Subject to Licensee’s rights under and except as otherwise set forth in the Trademark Agreements and this Agreement, ASA will have the exclusive right to own, use, hold, apply for registration for, and register the ASA Trademarks (except the letter string PALM contained in the ASA Trademarks) during the term of this Agreement and after the expiration or termination of this Agreement, in any country worldwide. Nothing in this Section 11.3 shall be construed to broaden Licensee’s rights under the Trademark Agreements. Except as otherwise expressly permitted under Section 3.6(b) with respect to the Java Software or otherwise expressly permitted under Section 5.5(a), Licensee shall not use any brands or trademarks to identify the Garnet Technology (as opposed to the Palm Products which may contain the Garnet Technology) other than those designated by ASA. Any brands or trademarks used by Licensee to identify the Palm Products shall be used in a manner that is distinct from those used by ASA to identify the Garnet Technology.

11.4 Licensee Trademark Ownership. ASA acknowledges that, except as otherwise expressly set forth in the Trademark Agreements and this Agreement, Licensee is the sole and exclusive owner of or holds exclusive rights in and to the Licensee Marks. Nothing in this Agreement grants ASA ownership or any rights in or to use the Licensee Marks, except in accordance with the license set forth in Section 10.4. Except as otherwise expressly set forth in the Trademark Agreements and this Agreement, Licensee will have the exclusive right to own, use, hold, apply for registration for, and register the Licensee Marks during the term of this Agreement and after the expiration or termination of this Agreement, in any country worldwide. Further, except as prohibited by law or expressly authorized under the Trademark Agreements, ASA shall do nothing inconsistent with such ownership, either during the term of this Agreement or afterwards. All goodwill in the Licensee Marks that arises as a result of ASA’s use of the

Licensee Marks shall inure to the benefit, and be on behalf, of Licensee. ASA’s utilization of the Licensee Marks will not create any right, title or interest in such Licensee Marks in ASA. Nothing in this Section 11.4 shall be construed to broaden ASA’s rights under the Trademark Agreements. Except with respect to the Licensed Marks (as defined in the ASA Trademark License Agreement), ASA shall use commercially reasonable efforts to use the Licensee Marks so that each Licensee Mark creates a separate and distinct impression from any other trademark that may be used or affixed to materials bearing the Licensee Marks or used in connection with products or services furnished or services provided under the Licensee Marks.

11.5 Patent License and Covenant Not to Assert.

(a) Definitions. When used in the context of this Section 11.5, the following terms shall have the following definitions:

(i) “Change of Control” means, with respect to a given entity, any transaction or series of related transactions that constitute: (a) the sale or lease of all or substantially all of an entity’s business or assets; (b) any merger, consolidation, share exchange, recapitalization, business combination or other transaction resulting in the exchange of the outstanding shares of an entity for securities or consideration issued, or caused to be issued, by the acquiring corporation or its direct or indirect parent or subsidiary, regardless of whether the stockholders of such entity as of the date prior to the closing date of such transaction (or series of related transactions) hold more than fifty percent (50%) of the voting securities in the surviving corporation in such transaction computed on a fully diluted basis and regardless of whether ASA or the ASA Affiliate who is involved in the transaction is the surviving entity as a result of closing the transaction; or (c) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any “group” (as such term is defined under Section 13(d) of the United States Securities Exchange Act of 1934) having been formed that beneficially owns or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the outstanding voting securities of an entity; provided, however, that in no event shall any merger, consolidation, recapitalization, business combination or other similar transaction among any of ASA or its Affiliates who were Affiliates as of the Effective Date of this Agreement be deemed to be a Change of Control for any purpose whatsoever.

(ii) “Change of Control Date” means the day immediately preceding the closing date of a transaction or series of related transactions pursuant to which ASA undergoes a Change of Control as defined in 11.5(a)(i).

(iii) “Licensed Claim” means [**] that [**] provided, however, Licensed Claims [**].

(iv) “Licensed Patent” means any patent or patent application and any continuations, continuations-in-part (solely to the extent that the claims in such continuation-in-part are entitled to a first effective filing date [**][**] divisionals, substitutions, renewals, reissues, reexaminations and foreign counterparts of any of the foregoing, [**].

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(v) “Licensed Products” means: [**] where such combination product is composed primarily [**], but excluding [**] other technology; and (d) [**].

(vi) “Software” means any software product that, [**] is either (a) a product that has been developed [**] solely as such [**] but regardless of [**] so long as it continues to [**] or (b) on the product roadmap for ASA or any [**] (or it can be demonstrated with credible written evidence was [**]; provided, however, that Software shall [**] technology and (2) any software that has been developed by or for [**] In no event shall any software product that meets the foregoing definition of “[**].

(vii) [**]

(b) Patent License. Palm hereby grants to ASA and its Affiliates, under the Licensed Claims, a [**] to [**] Palm hereby represents and warrants that it has all right, title and authority to [**].

(c) Sublicenses. The licenses granted by Palm under Section 11.5(b) [**] for the purpose of distributing the [**]. Notwithstanding anything herein to the contrary, in no event [**] Palm covenants and agrees that it shall [**] to any third party [**] as set forth above.

(d) Defensive Suspension. Notwithstanding anything to the contrary herein, in the event any third party who has [**] the licenses [**]; provided however, that if [**], (a) any license granted in [**] shall survive solely with respect to the right to distribute [**]; and (b) any licenses under [**]

11.6 Assignment and Further Assurances. Licensee agrees to assign and does hereby expressly assign, and agrees to ensure that Licensee’s employees, agents and subcontractors assign, to ASA all right, title and interest worldwide in and to [**] with regard to the Intellectual Property Rights associated therewith (including, without limitation, all adaptation, marketing, modification, patrimonial, representation, reproduction and translation rights), except for the moral right but only to the extent that it is inalienable as per Sections L.121-1 and L.121-7 of the French Intellectual Property Code, if such French law is applicable. In this regard, Licensee will ensure that Licensee’s employees, agents and subcontractors appropriately waive any and all claims and assign to ASA any and all interest, right and title in and [**], worldwide, including, without limitation, the Intellectual Property Rights associated therewith (except for the limited inalienable moral right under French law as described above if such French law is applicable). During and after the term of this Agreement, Licensee will assist ASA in every reasonable way, at ASA’s expense, to defend, maintain, perfect, register and secure for ASA’s benefit all Intellectual Property Rights in and to the any [**]

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12. Warranty

12.1 ASA Warranties and Disclaimers.

(a) ASA warrants that, for a period of ninety (90) days after the Acceptance Date (the “Warranty Period”), ASA will use commercially reasonable efforts to assist Palm in confirming that Palm has in its possession all software and documentation for software that ASA itself would require to create and maintain a complete product development kit for the Garnet Product Software. Licensee’s sole and exclusive remedy, and ASA’s exclusive obligation and liability, with respect to the warranties contained in this Section 12.1(a), is that ASA shall use commercially reasonable efforts to deliver to Palm any such software or documentation in ASA’s possession, other than any third-party software not identified on Exhibit E (Garnet Third-Party Software), and shall comply with its obligations under Section 6.1(c), which obligations shall continue during the Warranty Period.

(b) ASA warrants that it is not necessary for any Affiliate of ASA to be a party to this Agreement in order for ASA to grant the rights granted to Licensee hereunder.

(c) EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 12.1, NEITHER ASA NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER, AND ALL GARNET TECHNOLOGY PROVIDED AND LICENSED HEREUNDER IS PROVIDED “AS IS.” IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF ASA AND ITS SUPPLIERS.

12.2 Licensee Warranties and Disclaimers.

(a) Licensee shall be solely responsible for customer warranties of any and all products manufactured by Licensee pursuant to this Agreement.

(b) EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN THIS SECTION 12.2, LICENSEE DOES NOT MAKE ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER, AS TO ANY DERIVATIVE WORKS OF THE GARNET TECHNOLOGY (INCLUDING WITHOUT LIMITATION THE LICENSEE GARNET MODIFICATIONS, GARNET ERROR CORRECTIONS AND HOTSYNC MODIFICATIONS) DEVELOPED BY OR FOR LICENSEE, AND ANY SUCH DERIVATIVE WORKS OF GARNET TECHNOLOGY DEVELOPED BY OR FOR LICENSEE AND PROVIDED TO ASA ARE PROVIDED “AS IS.” IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSEE.

13. Indemnification

13.1 ASA Intellectual Property Indemnity. ASA shall, at its own expense, defend Palm and Palm’s Subsidiaries (collectively “Licensee Indemnitees”) against any claim brought against any Licensee Indemnitee alleging that [**] or the [**] in whole or in part, [**], infringe any third party [**] ASA shall pay any settlements entered into by ASA or damages awarded against any Licensee Indemnitee to the extent based on such a claim, provided that ASA is promptly notified, rendered reasonable assistance by Licensee as required, and permitted to direct the defense or settlement negotiations. ASA shall have no liability for any infringement to the extent arising from: (a) the integration or combination of [**] together with other software, materials or products not integrated or combined by or for ASA, if the infringement would have been avoided in the absence of such integration or combination; or (b) modifications [**] requested by Licensee or made by anyone other than ASA, if the infringement would have been avoided in the absence of such modifications. If a Licensee Indemnitee is contractually required to provide indemnification to its customers for infringement claims asserted against Palm Products, then the Licensee Indemnitee may elect to submit such claims under the indemnification obligation set forth in this Section 13.1, but only to the extent that:

(1) the Licensee [**]

(2) the claim [**] and is covered by [**] subject to any exclusions or limitations under either, [**] under either, [**] under each of the [**].

13.2 Remedies.

(a) If ASA reasonably believes that the use or distribution of any Garnet Software, Garnet Documentation or ASA Trademark is likely to be enjoined, or in the event ASA reasonably believes that any Garnet Software, Garnet Documentation, or ASA Trademarks may be subject to an infringement claim, ASA may, at its option, on a non-discriminatory basis vis-à-vis ASA’s other licensees, either: (i) substitute substantially functionally equivalent non-infringing Garnet Software or Garnet Documentation, as the case may be, or with respect to the ASA Trademarks, provide a substitute trademark; (ii) modify the infringing item so that it no longer infringes but remains substantially functionally equivalent; or (iii) obtain for Licensee, at ASA’s expense, the right to continue use of such item. If none of the foregoing is feasible on a commercially reasonable basis, ASA may terminate Licensee’s license as to the infringing item upon written notice to Palm. [**]

(b) If ASA or Licensee reasonably believes that the use of the ASA Trademark may be enjoined or subject to an infringement claim in a territory that is not covered by the above indemnification, ASA will at its option either (1) provide a substitute trademark to use as the ASA Trademark in the respective territory, or (2) allow Licensee to suspend use of the potentially infringing ASA Trademark in the territory until the respective dispute is resolved.

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(c) If an infringement claim under Section 13.1 results in an injunction that requires Licensee to recall Palm Products from its own inventory or from its own distribution channels which have not been sold to end users, then ASA will indemnify Licensee for its out-of-pocket costs directly attributable to retrieving and re-working such Palm Product. Licensee shall use all reasonable efforts to avoid such recall and to minimize any costs associated with a recall.

(d) SECTION 13.1 AND SECTION 13.2 STATE THE LICENSEE INDEMNITEES’ SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

13.3 Licensee Intellectual Property Indemnity.

(a) Palm shall, at its own expense, defend ASA and ASA’s Subsidiaries (collectively “ASA Indemnitees”) against any claim brought against any ASA Indemnitee alleging that ([**] Palm shall pay any settlements entered into by Palm or damages awarded against any ASA Indemnitee to the extent based on such a claim, provided that Palm is promptly notified, rendered reasonable assistance by ASA as required, and permitted to direct the defense or settlement negotiations. Licensee shall have no liability for any infringement to the extent arising from: [**]

(b) THIS SECTION 13.3 STATES THE ASA INDEMNITEES’ SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND, AND ALL WARRANTIES OF NON-INFRINGEMENT, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED AND EXCLUDED.

13.4 Injury Indemnity. Each party shall indemnify and defend the other party against all claims, suits, losses, expenses and liabilities (including such party’s reasonable attorneys’ fees) for bodily injury, personal injury, death and tangible property damage made against such party or its Subsidiaries as a result of (a) the Palm Products, in the case of License, and (b) Garnet Software, in the case of ASA. The indemnifying party shall pay any settlements entered into by the other party or damages awarded against the other party to the extent based on such a claim, provided that the indemnifying party is promptly notified, rendered reasonable assistance by the other party as required, and permitted to direct the defense or settlement negotiations. Licensee shall be solely responsible for any claims, warranties or representations made by Licensee or its employees or agents which differ from the warranty provided by ASA hereunder.

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14. Confidentiality

14.1 Confidential Information. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party (as defined in Section 1.7) shall, at all times, both during the term of this Agreement and thereafter for a period of seven (7) years keep in confidence and trust all of the Disclosing Party’s (as defined in Section 1.7) Confidential Information received by it (except for any Source Code or Source Materials, which shall be kept in confidence and trust in perpetuity). The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party’s Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, contractors, Palm Partners and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 14.1. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party’s Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. It is understood that ASA shall have the right to use information relating to any statements of errors and other error reports in connection with its products and services, including without limitation for purposes of modifying its products and resolving problems with other licensees and developers; provided that ASA will treat the identity of Licensee as the source of the respective error report as Confidential Information of Licensee in accordance with this Section 14.

14.2 Exceptions to Confidential Information. The obligations set forth in Section 14.1 shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party’s part, in the public domain; (b) was in the Receiving Party’s possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Separation Date; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental, investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall: (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

14.3 Confidentiality of Agreement. Each party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other’s Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any manner without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) as required in connection with a public offering or securities filing, provided that (a) the parties will consult with each other in seeking confidential treatment of the other’s Confidential Information and (b) each party will have the right to approve the other party’s request for confidential treatment, which shall not be unreasonably withheld, conditioned or delayed and (c) as to the final formulation, the Security and Exchange Commission’s requirements shall govern and control; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

14.4 Additional Obligations Regarding Source Code.

(a) Source Materials shall be deemed the Confidential Information of ASA for purposes of this Agreement regardless of which party is the Disclosing Party. Source Code for the Licensee Garnet Modifications (excluding the Source Materials on which Licensee Garnet Modifications are based) shall be deemed the Confidential Information of Licensee for purposes of this Agreement regardless of whether so marked. Except as permitted in this Agreement, the Receiving Party may not use, make, have made, distribute or disclose any copies of the Disclosing Party’s Confidential Information, in whole or in part, without the prior written authorization of the Disclosing Party. Upon the termination of this Agreement, the Receiving Party will deliver to the Disclosing Party any of the Disclosing Party’s Confidential Information in the Receiving Party’s possession or under the Receiving Party’s control. For purposes of this obligation, any Source Materials in the possession or under the control of any employee or contractor of any Licensee or any Palm Partner shall be deemed to be in the possession or under the control of Palm.

(b) Licensee shall inform the employees that have access to the Source Materials of its limitations, duties and obligations regarding nondisclosure and limited copying and shall obtain or have obtained their written agreement to comply with such limitations, duties and obligations.

(c) Licensee agrees to the following additional obligations with respect to Source Materials notwithstanding any other provision of the Agreement: (i) Licensee shall use at least the same degree of care as for its own information of like importance, but at least reasonable care, in safeguarding against disclosure of the Source Materials; and (ii) use of the Source Materials shall be password protected or otherwise encrypted (using industry-standard technology) and made available solely to those specific individuals with a need to have access to such Source Materials. Notwithstanding the foregoing, Licensee’s personnel, and the personnel of Palm Partners, may also access and use the Source Materials electronically through a secure virtual private network of Licensee or such Palm Partner.

(d) Licensee shall keep and maintain sufficient records to enable it to produce a report that will contain a reasonable amount of information to enable an independent third party auditor selected by ASA and reasonably acceptable to Palm (“ASA Auditor”) to verify that Licensee’s (and any Palm Partner and Permitted Third Party from whom Licensee has secured inspection rights under Section 4.7) use of the Source Materials is within the scope of this Agreement, and that there are appropriate security procedures in place to protect the Source Materials (the “Source Materials Use Report”). Any such audit shall be performed during Licensee’s normal business hours, no more frequently than twice per calendar year, and shall be performed in such a manner as to avoid unreasonable interference with Licensee’s business operations. Prior to performing such audit, Palm shall have the right to require the ASA Auditor to enter into a written confidentiality Agreement with Palm protecting the confidential information of any third party and Licensee contained in the Source Materials Use Report and prohibiting the ASA Auditor from disclosing to ASA any information obtained in the course of performing the audit other than the fact that Licensee (and any Palm Partner and Permitted Third Party from whom Licensee has secured inspection rights under Section 4.7) is in compliance with its obligations with respect to the Source Materials.

15. Limitation of Liability

15.1 Consequential Damages Waiver. EXCEPT FOR EACH PARTY’S OBLIGATION TO INDEMNIFY FOR CERTAIN DAMAGES AWARDED TO THIRD PARTIES UNDER SECTION 13 OR A BREACH OF SECTION 14, NEITHER PARTY NOR ITS SUPPLIERS SHALL HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE; PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT ANY EXPRESS PAYMENT OBLIGATION OF LICENSEE UNDER THIS AGREEMENT SHALL BE DEEMED DIRECT DAMAGES, AND NO PORTION OF ANY SUCH EXPRESS PAYMENT OBLIGATION SHALL BE DEEMED CONSEQUENTIAL DAMAGES WITHIN THE MEANING OF THIS SECTION 15.1; AND PROVIDED FURTHER, HOWEVER, THAT TO THE EXTENT LICENSEE IS HELD LIABLE FOR ITS CUSTOMERS’ OR PALM PARTNERS’ MAKING OF UNAUTHORIZED COPIES OF THE GARNET TECHNOLOGY, ANY LICENSE FEES OR ROYALTIES RELATED TO SUCH COPIES ASSESSED AGAINST LICENSEE SHALL BE DEEMED DIRECT DAMAGES, AND NOT CONSEQUENTIAL DAMAGES WITHIN THE MEANING OF THIS SECTION 15.1.

15.2 Limitation of Liability. EXCEPT FOR EXPRESS PAYMENT OBLIGATIONS UNDER SECTION 7 AND ANY BREACH BY EITHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS IN SECTION 14, IN NO EVENT SHALL EITHER PARTY’S TOTAL CUMULATIVE LIABILITY ARISING OUT OR RELATING TO THIS AGREEMENT EXCEED [**]

16. Compliance With Law

16.1 Laws Generally. Each party agrees to comply with all applicable laws, rules, and regulations in connection with its activities under this Agreement.

16.2 Export Regulations. The Garnet Technology supplied hereunder are subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Licensee obtained them. Licensee agrees that it will be solely responsible for compliance with all such laws. In particular, Licensee agrees that it will not export, re-export, or transfer, directly or indirectly, the Garnet Technology, to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Licensee agrees that it will not transfer, export or re-export, directly or indirectly, the Garnet Technology for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Licensee agrees that, upon ASA’s reasonable written request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Licensee agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of this Agreement. ASA hereby agrees to be bound by the terms of this Section 16.2 with respect to the HotSync Manager Modifications, Garnet Error Corrections and any Licensee Garnet Modifications delivered to ASA by Palm hereunder to the same extent that such obligations apply to Licensee hereunder with respect to the Garnet Technology.

17. Term and Termination

17.1 Term. This Agreement shall be effective from the Effective Date and shall continue unless terminated in accordance with Section 6.1(b)(iv) or this Section 17.

17.2 Right to Terminate.

(a) ASA shall have the right to terminate this Agreement for an uncured breach of the following:

(i) Any nonpayment of the License Fees;

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(ii) [**]

(iii) [**]

(iv) [**]

(v) The intentional public disclosure by Palm of a material portion of the Source Materials, except as permitted under the licenses herein; and

(vi) [**]

17.3 Survival. Neither the termination nor expiration of this Agreement shall relieve either party from its obligations to pay the other any sums accrued hereunder. The parties agree that their respective rights, obligations and duties under Sections 2 (SARSLA), 4 (General Rights and Restrictions), 5 (Compatibility Testing, Branding & Private Label Products)(subject to Section 17.4), 7.5 (Taxes), 10.2 (Publicity), 11 (Proprietary Rights), 13 (Indemnification), 14 (Confidentiality), 15 (Limitation of Liability), 16 (Compliance With Laws), this 17.3 (Survival), 17.4 (Survival of Section 5.6), 17.8 (SLA Wind Down), 18 (Miscellaneous) shall survive any termination or expiration of this Agreement.

17.4 Survival of Section 5.6. The provisions of Section 5.6 shall survive termination or expiration of this Agreement provided that ASA’s rights pursuant to Section 5.6(a) shall be conditioned on continued compliance with the provisions of Section 5.6(b) through and including 5.6(f), and in no case shall Section 5.6 survive later than May 23, 2009, at which time Section 5.6 and all rights and obligations thereunder shall terminate in their entirety.

17.5 Rejection in Bankruptcy. The parties acknowledge that all licenses granted under or pursuant to this Agreement (other than the license granted under Section 5.10(a)) are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to intellectual property as defined under Section 101(56) of the U.S. Bankruptcy Code, as amended. The parties agree that the recipient of such licenses, as a licensee of such rights under this Agreement as amended, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, as amended. The parties acknowledge that if ASA, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, Licensee may elect to retain its licenses (other than the license granted under Section 5.10(a)) under this Agreement as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement including, without limitation, Licensee’s obligations under Section 3 and Section 5 (other than the license granted under Section 5.10(a)), and under Section 11. Licensee shall not be required to comply with its obligations under Section 5.5 except to the extent that Licensee is granted a license to use the applicable ASA Trademarks, whether by ASA or pursuant to the Trademark Agreements. The parties acknowledge that if Licensee, as a debtor in possession or a trustee-in-bankruptcy in a

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case under the Bankruptcy Code, rejects this Agreement, ASA may elect to retain its licenses as provided in Section 365(n) of the Bankruptcy Code, subject to the terms and conditions of such licenses under this Agreement.

17.6 No Damages For Termination or Expiration. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS FOR TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF ANY TERRITORY OR OTHERWISE. Neither party will be liable to the other party on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by such other party or for any other reason whatsoever based upon or growing out of such termination or expiration. Each party acknowledges that: (i) it has no expectation and has received no assurances that any investment by it will be recovered or recouped or that it will obtain any anticipated amount of profits by virtue of this Agreement; and (ii) it will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the trademarks of the other party or in “goodwill” thereunder.

17.7 Cure Period. Any alleged breach of the Agreement by either party shall be subject to a cure period of sixty (60) days commencing upon receipt of written notice of such breach by the non-breaching party to the breaching party.

17.8 SLA Wind Down. Upon any termination pursuant to Section 17.2, Licensee shall have the following rights:

(a) Licensee will be provided with a wind-down period commencing upon termination of this Agreement and ending one hundred eighty (180) days thereafter, (the “SLA Wind-Down Period”) during which: Licensee will continue to have the right (a) to distribute any Palm Products that have been manufactured prior to the date of such termination, and (b) to manufacture and distribute any additional units of Palm Products that are required to fulfill its obligations under all written purchase orders for Palm Products received and confirmed, and maintenance and support agreements entered into in writing, by Licensee prior to such termination.

(b) Licensee may retain, for a period of three (3) years after the effective date of such termination, a single copy of the PS PDK in the last form delivered by ASA (the “Final PS PDK”) and a single copy of the ROM Images in the form Licensee was distributing as of the effective date of such termination (the “Final ROM Images”), each of the foregoing to be used solely for the purpose of supporting end users of Palm Products, subject at all times to the restrictions set forth in this Agreement regarding the PS PDK and ROM Images.

18. Miscellaneous

18.1 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or fax, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 18.1:

If to ASA:	ACCESS Systems Americas, Inc. 1188 East Arques Avenue Sunnyvale, California 94085 Attention: Senior Vice President, WW Sales & Licensing Fax: (408) 400-1510

With copies to:	ACCESS Systems Americas, Inc. 1188 East Arques Avenue Sunnyvale, California 94085 Attention: Associate General Counsel, Vice President of IP Matters Fax: (408) 400-1590

If to Licensee:	Palm, Inc. 950 Maude Avenue Sunnyvale, California 94085 Attention: Senior Vice President, Engineering Fax: (408) 617-0160

With copies to:	Palm, Inc. 950 Maude Avenue Sunnyvale, California 94085 Attention: General Counsel Fax: (408) 617-0139

Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

18.2 Amendment; Waiver. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

18.3 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall be amended to achieve as closely as possible the economic effect of the original term and all other provisions shall continue in full force and effect.

18.4 Governing Law and Language; Jurisdiction.

(a) Governing Law and Language. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. The English-language version of this Agreement controls when interpreting this Agreement.

(b) Jurisdiction. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the state and federal courts in Santa Clara County, California in any litigation arising out of this Agreement, and each party hereby irrevocably consents to the exclusive personal jurisdiction thereof and agrees to service of process by such courts with respect to claims to be litigated.

18.5 Dispute Resolution. Except with respect to dispute resolution under Section 3.2(b) and Section 7.4, a Dispute will be initiated upon written notice to the other party in the Dispute. All notices shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. Notice shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the postmark. Any Dispute will be resolved in the following manner:

(a) First, the appropriate account managers for each of Licensee and ASA shall promptly meet to discuss and attempt to resolve the Dispute within two (2) business days after the date of the receipt of notice of the Dispute.

(b) If the Dispute is not resolved during that time by the two account managers pursuant to Section 18.5(a), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute will be submitted to an appropriate senior executive (e.g., vice president level or above) of each party, each of whom shall have the authority to resolve any such Dispute for their respective companies, and will promptly meet and attempt to resolve such Dispute within ten (10) business days after the date of the initial meeting between such executives.

(c) If the Dispute is not resolved by the senior executives pursuant to Section 18.5(b), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute will be submitted to the CEOs or acting CEOs of each party, who will promptly meet and attempt to resolve such Dispute within five (5) business days after the date of the initial meeting between such CEOs or acting CEOs.

(d) If the Dispute is not resolved by the CEOs or acting CEOs pursuant to Section 18.5(c), and if the party initiating the Dispute or other party wishes to pursue its rights relating to such Dispute, then, subject to Section 18.5(f), such Dispute will be submitted to mediation pursuant to written notice by either party within fifteen (15) business days of the initial meeting between CEOs or acting CEOs. The mediation will be conducted in Santa Clara, San Mateo or San Francisco counties by a single mediator from JAMS. The mediator shall be selected by the parties by mutual agreement from the JAMS neutral panelists searchable as “Bay Area Intellectual Property”. If mutual agreement is not reached, the mediator shall be selected from the “Bay Area Intellectual Property” list pursuant to the rules for selection of arbitrators in the JAMS Comprehensive Arbitration Rules and Procedures.

(e) If the Dispute is not resolved within thirty (30) days of its initiation pursuant to Section 18.5(d), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute may be litigated.

(f) Notwithstanding Sections 18.5(a) through (e), Disputes in which there is a claim for injunctive relief or other equitable remedy, including specific performance, will be subject to the exclusive jurisdiction the state and federal courts in Santa Clara County, California as provided for in Section 18.5(b).

18.6 Injunctive Relief. Either party’s breach of this Agreement or violation of the other party’s intellectual property rights may cause irreparable injury to such other party for which such other party may not have an adequate remedy at law. Notwithstanding Sections 18.5(a) through (e), each party shall have the right to seek immediate relief from a court of competent jurisdiction for breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

18.7 Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement due to fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, war, insurrection, riot, act of God or the public enemy, law, act, order, proclamation, decree, regulation, ordinance, or instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement) or any other event beyond the reasonable control of the party whose performance is to be excused; provided that (a) the affected party promptly notifies the other of such event, (b) the affected party uses best efforts to remove or mitigate the force majeure, and (c) if such failure or delay continues for more than ninety (90) days notwithstanding such efforts and has a material adverse impact on the other party which would otherwise constitute a material breach, the other party may terminate this Agreement upon thirty (30) days written notice if the force majeure is not removed or materially mitigated by the end of such period.

18.8 Assignment.

(a) Subject to Section 18.8(b), either party may assign this Agreement without restriction, whether by operation of law, Change of Control or otherwise, without the prior written consent of the other party to a purchaser of all or substantially all of the stock or assets of such party, provided in all cases that the assignee agrees in writing to be bound by the terms of this Agreement and is able to perform the obligations of the assigning party under this Agreement. Any attempt to assign this Agreement without the required consent will be void and constitute a material breach of this Agreement. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

(b) [**] Any attempted transfer or assignment in violation of this provision shall be void and without effect. [**]

18.9 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

18.10 Allocation of Risk. The sections on limitation of liability, warranties and disclaimer of warranties allocate the risks in the Agreement between the parties. This allocation is an essential element of the basis of the bargain between the parties.

18.11 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

18.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

18.13 Entire Agreement. This Agreement (and those provisions of the SARSLA, as modified by this Agreement, that survive termination thereof) constitutes the entire agreement between the parties relating to subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

SIGNATURE PAGE NEXT PAGE

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date.

ACCESS Systems Americas, Inc.	Palm, Inc.

By:	By:
Name:	Name:
Title:	Title:

Palm Ireland Investment

By:
Name:
Title:

ACKNOWLEDGED AND AGREED solely with respect to Section 2 of this Agreement:

PalmSource Overseas Limited

By:
Name:
Title:

SIGNATURE PAGE TO

2006 SOFTWARE LICENSE AGREEMENT

List of Exhibits

Exhibit A	ASA Deliverables

Exhibit B	[**]

Exhibit C	Palm Acceptance Criteria

Exhibit D	Legacy Products

Exhibit E	Garnet Third-Party Software

Exhibit F	ACCESS Software

Exhibit G	Minimum Terms and Conditions of End User License

Exhibit H	ASA Trademarks

Exhibit I	Licensee Marks

Exhibit J	ASA Technical Non-Disclosure Agreement

Exhibit K	ASA Open Source Software

Exhibit L	Palm Open Source Software

Exhibit M	Exceptions to Palm OS API Certification

Exhibit N	Frozen Branding Guidelines

Exhibit O	Most Favored Licensee Report

Exhibit P	Obligations Under Source Code Attachments

Exhibit Q	Restricted Contractors

Exhibit R	Garnet ROM Image License Terms

Exhibit S	Pass-Through SDK Terms and Conditions

Exhibit T	Minimum Terms and Conditions of Enterprise Site License

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT A

ASA DELIVERABLES

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT B

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT C

PALM ACCEPTANCE CRITERIA

1	All materials described in Appendix A are present and not corrupted	☐ Yes	☐ No

2	Release notes and installation instructions are provided for all deliverables	☐ Yes	☐ No

3	All the tools build successfully from source code. The list includes: GenerateXRD PRCCompare PRCMerge PalmDefComp PalmRC PrcView ROMCompare grabelf hoverlay makecard makeroms rombuild Palm Debugger	☐ Yes	☐ No

4	Palm can generate a complete set of reference ROM and components from the latest 5.4.9 OS snapshot (ARM and Simulator) using the tools built in step 3.	☐ Yes	☐ No

5	Palm can build the latest Garnet test harness from provided sources including harness libraries required for execution.	☐ Yes	☐ No

6	Palm can build HotSync Manager Code and conduits delivered as source.	☐ Yes	☐ No

7	Palm can successfully build all the components released as part of Garnet 5.4.x maintenance and patch releases using the tools built in step 3.	☐ Yes	☐ No

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT D

LEGACY PRODUCTS

Treo™ 600 smartphones

Device	Palm OS version

Treo 600 (Bell Mobility)	5.2.1

Treo 600 (Cingular Wireless bearing former AT&T Wireless logo)	5.2.1

Treo 600 (Cingular Wireless)	5.2.1

Treo 600 (Rogers Wireless)	5.2.1

Treo 600 (Sprint PCS)	5.2.1

Treo 600 (T-Mobile)	5.2.1

Treo 600 (Verizon Wireless)	5.2.1

Treo 600 (Other or Unlocked GSM)	5.2.1

Tungsten™ handhelds

Device	Palm OS version

Tungsten T3	5.2.1

Tungsten T2	5.2.1

Tungsten C	5.2.1

Tungsten E	5.2.1

Zire™ handhelds

Device	Palm OS version

Zire 72	5.2.8

Zire 71	5.2

Zire 31	5.2.8

Zire 21	5.2.8

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT E

GARNET THIRD-PARTY SOFTWARE

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT F

ACCESS SOFTWARE

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT G

MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

Palm shall include end user terms and conditions at least as protective as the following Minimum Terms and Conditions and shall make solely those substantive changes that it reasonably believes are necessary to ensure that the substance of the following terms are enforceable in particular jurisdicitions.

1.	(“Licensor”) grants the end user (“End User”) a personal, nonexclusive, non-transferable and non-assignable (except in connection with the sale or transfer of the Licensor Product) license to use the software (together with all installation manuals, user guides and other documentation related to and included with such software) accompanying the Licensor Product (collectively, the “Software”). With respect to the Licensor Product Desktop Software, End User may reproduce and install one (1) copy of such Software for each personal computer or Licensor Product on which such Software is used as permitted hereunder. With respect to the Licensor Product Platform Software, End User may use such Software only on one (1) Licensor Product. End User may assign its right under the End User License Agreement to an assignee of all of End User’s rights and interest to the Software only in connection with the sale or other transfer of the Licensed Product on which such Software is used and only if End User transfers all copies of the Software subject to the End User License Agreement to such assignee and such assignee agrees in writing to be bound by all the terms and conditions of the End User License Agreement.

2.	The provisions of the following sub-paragraphs which address Open Source Software shall be required in the end user terms and conditions solely to the extent the applicable Open Source License Terms and Palm’s use of the Open Source Software require the rights discussed herein to be granted, and the disclosure with respect to such rights or restrictions either (i) must be made in an end user license agreement pursuant to the Open Source License Terms or (ii) if (i) is not required, Palm reasonably believes is best made in an end user license agreement:

(a) Unless (and solely to the extent) expressly permitted under the applicable Open Source License Terms, End User agrees not to reverse engineer, decompile or disassemble the Software. If applicable law permits any of the foregoing notwithstanding such prohibition, End User agrees to first request in writing that Licensor provide such information as is necessary to achieve interoperability without modifying or reverse engineering the Software. If and only if Licensor declines End User’s request then, notwithstanding anything to the contrary, End User may reverse engineer the Software solely to the extent, and for such purposes as, expressly permitted by applicable law.

(b) Licensor may provide as part of or in connection with the Software third party software subject to separate third party license terms and conditions (“Third

Party Terms”) including, for example, Adobe Acrobat Reader software. Furthermore, certain portions of such third party software may be provided to you End User subject to open source license terms (“Open Source Software”) that may expand or limit End User’s rights to use such portions (“Open Source License Terms”). For example, certain open source components of the Software may be licensed (or sublicensed) to End User under the GNU General Public License, which permits End User to copy, modify, redistribute and have access to the source code for such Open Source Software. End User agrees to review any electronic documentation that accompanies the Software or is identified in a link provided in the documentation for the Software in order to determine which portions of the Software are Open Source Software and are licensed under Open Source License Terms, and to find a link over the internet to the rights and restrictions that apply to such Open Source Software. To the extent any such agreement requires that Licensor provide End User the rights to copy, modify, distribute or otherwise use any Open Source Software that are inconsistent with the limited rights granted to End User in this Agreement, then such rights in the applicable Open Source License Terms shall take precedence over the rights and restrictions granted in this Agreement, but solely with respect to such Open Source Software.

(c) End User acknowledges and agrees that: (A) such third party software is governed exclusively by its respective Third Party Terms, as applicable; (B) in the case of Open Source Software, such software is governed by the applicable Open Source License Terms; and (C) such terms are solely between End User and the applicable licensor. End User agrees to comply with such Third Party Terms or Open Source License terms and conditions, as applicable, and Licensor has no obligation or liability with respect to such software under this Agreement.

3.	End User will not copy the Software except as necessary to use it in accordance with this End User License Agreement. End User agrees that any such copies of the Software shall contain the same proprietary notices which appear on and in the original copy of the Software, which shall be completely and accurately reproduced.

4.	Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

5.	End User will not export or re-export the Software without all appropriate United States and other foreign government licenses.

6.	Title to and ownership of the Software and any copy thereof shall remain with Licensor and its suppliers.

7.	The Software is commercial in nature and has been developed entirely at private expense, and is provided as a “commercial item” as that term is defined in FAR 2.101. If the Software is licensed for a proposal or agreement with the United States Government or any contractor therefor, the Software must be legended, marked and licensed as described in Section 11.2 of the Agreement.

8.	ACCESS Systems Americas, Inc. is a specified third party beneficiary of the end user license.

9.	EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY LICENSOR, NEITHER LICENSOR NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSOR AND ITS SUPPLIERS.

10.	IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF LICENSOR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

11.	This End User license agreement will terminate automatically and without notice upon the failure of End User to comply with any term or condition of this Agreement.

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT H

ASA TRADEMARKS

ACCESS POWERED word mark

ACCESS POWERED logo as specified in the Frozen Branding Guidelines

PALM OS GARNET (subject to the terms of the ASA Trademark License Agreement)

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT I

LICENSEE TRADEMARKS

Palm

Treo

Tungsten

Zire

LifeDrive

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT J

ASA TECHNICAL NON-DISCLOSURE AGREEMENT

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT K

ASA OPEN SOURCE SOFTWARE

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT L

PALM OPEN SOURCE SOFTWARE

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2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT M

EXCEPTIONS TO PALM OS API CERTIFICATION

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[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT N

FROZEN BRANDING GUIDELINES

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT O

MOST FAVORED LICENSE REPORT

Information to be provided for each licensee.

1.	Effective Date of Agreement(s):

2.	Licensee’s Industry and Products:

[Describe in sufficient detail to determine whether Licensee is Similarly Situated]

3.	Licensee’s Product Volume:

[Describe in sufficient detail to determine whether Licensee is Similarly Situated]

4.	Consideration:

[Describe consideration paid by licensee]

5.	Technology Licensed:

[Describe all technology licensed under the agreement]

6.	Patents Licensed:

[List all patents and patent applications licensed under the agreement]

7.	License Scope:

[Describe the scope of the license granted in sufficient detail to determine whether the license is of Substantially the Same Scope]

8.	License Restrictions:

[Describe any restrictions on the licensee’s use of the licensed technology and license to the licensed patents in sufficient detail to determine whether the license is of Substantially the Same Scope]

9.	Other Material Terms:

[Describe any other material terms contained in the agreement in sufficient detail to determine whether the license and terms, taken as a whole, are more favorable to the licensee]

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT P

OBLIGATIONS UNDER SOURCE CODE ATTACHMENTS

Palm has delivered all required software deliverables required by such attachments.

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT Q

RESTRICTED CONTRACTORS

1. [**]

2. [**]

3. [**]

4. [**]

5. [**]

6. [**]

7. [**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT R

GARNET ROM IMAGE LICENSE TERMS

1.0 LICENSE.

Subject to Developer’s compliance with the terms and conditions of this Agreement, [Licensee Name] hereby grants to Developer a nonexclusive, personal, limited, nontransferable right and license to use the accompanying [Licensee Name] software and documentation (collectively the “Software”) but only for the limited purposes set forth in this Section 1. Developer agrees not to use the Software for any purpose other than: (i) the testing of the Software, and (if applicable), (ii) the development by Developer of a product, which is designed to be compatible with the Palm OS® platform (“Developer Product”), without violating [Licensee Name]’s or its suppliers’ intellectual property rights, including, but not limited to, trade secrets, patents, copyrights, trade marks and industrial design, or (iii) to the extent the Software is not Confidential Information, the demonstration of the Developer Product. Developer is not permitted to lease or rent (except under separate mutually agreeable terms set forth in writing and signed by both parties), distribute or sublicense the Software or to use the Software in a time-sharing arrangement or in any other unauthorized manner. No license is granted to Developer in the human readable code of the Software (source code). Developer acknowledges that [Licensee Name] or its suppliers own all right, title and interest, including all intellectual property rights, in and to the Software (including any modifications thereto made by Developer).

2.0 NO ENDORSEMENT.

Developer agrees that unless Developer otherwise receives the express prior written authorization of [Licensee Name], Developer will not market Developer Products developed using the Software in any manner which implies that [Licensee Name] or its suppliers endorse such products.

3.0 STORAGE OF SOFTWARE.

Developer agrees to restrict access to the Software so that only those employees and contractors entitled to view such Software under the terms of Section 5 below may see or use the Software. Developer agrees to maintain an accurate log of all those given access to the Software by the Developer. Developer may make only as many copies of Software and documentation as are reasonably necessary to effectuate the permitted uses of the Software listed in Section 1 above. Developer must preserve any proprietary rights notices on or in the Software and must place all such notices on and in any copies made.

4.0 DEFINITION OF CONFIDENTIAL INFORMATION.

Developer agrees that the Software and any other information disclosed by [Licensee Name] to Developer, including but not limited to information learned by Developer from [Licensee Name] employees, agents, or through inspection of [Licensee Name]’s property, that relates to [Licensee Name]’s products, designs, opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to Developer by [Licensee Name], will be considered and referred to collectively in this Agreement as “Confidential Information.” Confidential Information, however, does not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of Developer; (2) Developer can demonstrate to have had rightfully in its possession prior to disclosure to Developer by [Licensee Name] with written records; (3) is independently developed by Developer without the use of any Confidential Information; or (4) Developer rightfully obtains from a third party who has the right to transfer or disclose it without breach or violation of any obligation of confidentiality. All Confidential Information remains the sole property of [Licensee Name] or its suppliers. Developer has no implied licenses or other rights in the Confidential Information not specifically granted in Section 1.

5.0 NONDISCLOSURE AND NON USE OF CONFIDENTIAL INFORMATION.

Developer will not disclose, publish, or disseminate Confidential Information (as defined in Section 4 above) to anyone other than those of its employees and contractors with a demonstrable need to know who have binding, written, confidentiality obligations to Developer that protect such Confidential Information against unauthorized disclosure. Developer agrees not to decompile, reverse engineer, disassemble or otherwise reduce the Software to a human perceivable form, and Developer will not modify (except for header files provided that Developer does not distribute such modifications) network, rent, lease, or loan the Software in whole or in part. Developer further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Developer agrees to accept Confidential Information for the sole purpose of effecting the permitted uses of the Software as set forth in Section 1 above. Developer agrees not to use Confidential Information otherwise for its own or any third party’s benefit without the prior written approval of an authorized representative of [Licensee Name] in each instance.

6.0 VERIFICATION OF COMPLIANCE.

Developer agrees that authorized [Licensee Name] representatives with reasonable advance notice at reasonable times may inspect the site where the Software is located, copies of other Confidential Information and Developer’s Software access log in order to verify that Developer is complying with its obligations under this Agreement.

7.0 WARRANTY DISCLAIMER.

The Software may be designated as alpha, beta, development, prerelease, untested, or not fully tested versions of the Software. The Software may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. DEVELOPER EXPRESSLY ACKNOWLEDGES AND AGREES THAT USE OF THE SOFTWARE OR OTHER

CONFIDENTIAL INFORMATION IS AT DEVELOPER’S SOLE RISK. THE SOFTWARE AND OTHER CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND [LICENSEE NAME] AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, TERMS AND CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS, AND SATISFACTORY QUALITY. NEITHER [LICENSEE NAME] NOR ITS SUPPLIERS WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION ARE SUITABLE FOR DEVELOPER’S USE OR THAT THE OPERATION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION WILL BE CORRECTED. FURTHERMORE, NEITHER [LICENSEE NAME] NOR ITS SUPPLIERS WARRANTS OR MAKES ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY [LICENSEE NAME] SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. NO USE OF ANY PORTION OF THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER. Developer acknowledges that [Licensee Name] or its suppliers may not have publicly announced the availability of the Software, that [Licensee Name] has not promised or guaranteed to Developer that such Software will be announced or made available to anyone in the future, and that [Licensee Name] has no express or implied obligation to Developer to announce or introduce the Software or any similar or compatible product, or to continue to offer or support the Software in the future.

8.0 TERM AND TERMINATION.

This Agreement will continue in effect until terminated in accordance with this Section. Developer may terminate this Agreement at any time, for any reason, but only by returning to [Licensee Name]: (1) the Software and all existent copies of other Confidential Information on any tangible medium, and (2) a written certification by an authorized representative of Developer that all tangible copies of the Software and any other Confidential Information have been returned to [Licensee Name] or completely destroyed and that all electronic memories have been purged of any Confidential Information. [Licensee Name] may terminate this Agreement at any time, with or without cause, immediately upon written notice to Developer. Within seven (7) days of Developer’s receipt of [Licensee Name]’s termination notice, or earlier if requested by [Licensee Name], Developer will return the Software and all other Confidential Information as provided in this Section. All obligations of Developer under this Agreement will continue to bind Developer until Developer has fully complied with the foregoing requirements of this Section concerning the return of [Licensee Name] materials. Following termination of this Agreement for any reason, the provisions of Sections 4, 5 and 7 through 17, shall survive.

9.0 DISCLAIMER OF LIABILITY.

UNDER NO CIRCUMSTANCES SHALL [LICENSEE NAME] OR ITS SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THE USE OR INABILITY TO USE THE SOFTWARE OR OTHER CONFIDENTIAL INFORMATION OR [LICENSEE NAME]’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF [LICENSEE NAME] HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.0 NO ASSIGNMENT.

Developer may not assign or otherwise transfer this Agreement or the rights or obligations hereunder, either in whole or in part, whether voluntarily or by operation of law, without the prior written consent of [Licensee Name], which consent may be withheld in [Licensee Name]’s sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement.

11.0 INJUNCTIVE RELIEF.

Developer acknowledges and agrees that the copying, disclosure or use of the Software or Confidential Information in a manner inconsistent with any provision of this Agreement shall cause irreparable injury to [Licensee Name] for which [Licensee Name] will not have an adequate remedy at law. Accordingly, [Licensee Name] shall be entitled to seek equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

12.0 EXPORT LAW ASSURANCE.

The Software and Confidential Information supplied hereunder is subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations (“EAR”) and the laws of the country in which Developer obtained them. Developer agrees that it will be solely responsible for compliance with all such laws. In particular, Developer agrees that it will not export, re-export, or transfer, directly or indirectly, the Software to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Developer agrees that it will not transfer, export or re-export, directly or indirectly, for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Developer agrees that, upon request, it will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. Developer agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of the Agreement.

13.0 NO TRADEMARK LICENSE.

Developer acknowledges that [Licensee Name] or its suppliers are the sole owners of all trademark rights in the marks HotSync, Graffiti, Palm, Palm OS, PalmModem, PalmPoint, PalmConnect, Palm III, Palm V, Palm VII, Palm.Net and the Palm Powered logo. Developer agrees to do nothing inconsistent with such ownership. Developer acknowledges that this Agreement does not grant any rights to use any of the foregoing trademarks or any other trademark of [Licensee Name], its suppliers or any of their affiliates, even if such marks are included in any of the materials provided to Developer hereunder.

14.0 OWNERSHIP.

All rights not expressly granted hereunder are reserved by [Licensee Name] or its suppliers, and no rights or licenses are implied by this Agreement. Without limiting the foregoing, no right is granted to distribute all or any portion of the Software. The Software provided may only be used as expressly provided in Section 1 and for no other purpose whatsoever. Developer acknowledges and agrees that as between [Licensee Name] and Developer, [Licensee Name] owns all right, title and interest in and to the Software, including, but not limited to, any and all patents, copyrights, trade secrets, trademarks and other intellectual property and proprietary rights therein not expressly granted to Developer. Any ideas with respect to the Software and any modifications and the like made by Developer to the Software (“Supportive Information”) will be the property of [Licensee Name] or its suppliers. Developer agrees to assign, and hereby assigns, all right, title and interest worldwide in the Supportive Information and the related intellectual property rights to [Licensee Name] and agrees to assist [Licensee Name], at [Licensee Name]’s expense, in perfecting and enforcing such rights.

15.0 GOVERNMENT END USERS.

The Software and related documentation are a “commercial item,’’ as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of “commercial computer software’’ and “commercial computer software documentation,’’ as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government End Users acquire the Software and related documentation with only those rights set forth herein.

16.0 RELATIONSHIP OF THE PARTIES.

Nothing stated in this Agreement will be construed as creating the relationships of joint venturers, partners, employer and employee, franchisor and franchisee, master and servant, or principal and agent.

17.0 ENGLISH LANGUAGE.

The parties hereto confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais.

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT S

PASS-THROUGH SDK TERMS AND CONDITIONS

Palm OS Garnet SDK

IMPORTANT: Read Before Using the Accompanying Software

PALM OS® GARNET® SOFTWARE DEVELOPMENT KIT SOFTWARE LICENSE AGREEMENT

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE USING THE ACCOMPANYING SOFTWARE, THE USE OF WHICH IS LICENSED BY ACCESS SYSTEMS AMERICAS, INC. (FORMERLY KNOWN AS PALMSOURCE, INC. AND REFERRED TO HEREIN AS "ACCESS"), TO ITS CUSTOMERS FOR THEIR USE ONLY AS SET FORTH BELOW. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, DO NOT USE THE SOFTWARE. USING ANY PART OF THE SOFTWARE INDICATES THAT YOU ACCEPT THESE TERMS.

LICENSE: ACCESS grants you a nonexclusive, royalty-free license to use the accompanying software program(s) (the "Software") subject to and solely in accordance with the terms, conditions and restrictions set forth in this License Agreement. Except as explicitly set forth below, (i) you are not permitted to lease or rent (except under separate mutually agreeable terms set forth in writing and signed by both parties), distribute or sublicense the Software or to use the Software in a time-sharing arrangement or in any other unauthorized manner; (ii) no license is granted to you in the human readable code of the Software (source code); and (iii) this License Agreement does not grant you any rights to, in or under any patents, copyrights, trade secrets, trademarks, or any other rights in respect to the Software.

The Software is licensed to you for use on any personal computer and/or any hardware device only in connection with your development of products for use with any Garnet OS Compatible Product. The Software contains certain sample source code in the form of sample applications (including several conduits) and code fragments (both in the source code files and documentation provided hereunder), and may include a tutorial application (collectively, "Sample Source Code"). You may use the Sample Source Code internally to develop products for Garnet OS Compatible Products. You may distribute any such products built with the Sample Source Code, provided that you reproduce completely and accurately and include the following copyright notice within your source code and in the location of your own copyright notice: "Portions of this Software are Copyright © 1996-2006 ACCESS Systems Americas, Inc. or its affiliates. All rights reserved."

Notwithstanding anything else in this License Agreement, you may not distribute the conduit development kit header files included as part of the Software to anyone for any reason.

Except as described above, the Software and supporting documentation may be copied only as essential for backup or archive purposes in support of your use of the Software as permitted hereunder. You must reproduce completely and accurately and include all copyright notices and any other proprietary rights notices appearing on the Software on any copies that you make.

NO ASSIGNMENT; NO REVERSE ENGINEERING: If you transfer the Software, you must at the same time either transfer all copies of the Software as well as the supporting documentation to the same party or destroy any such materials not transferred. Except as set forth above, you may not transfer or assign the Software or your rights under this License Agreement.

Except as and solely to the extent permitted by the Open Source License Terms set forth below, modification, reverse engineering, reverse compiling, or disassembly of the Software is expressly prohibited. However, if applicable law permits any of the foregoing notwithstanding such prohibition, you agree to first request in writing that ACCESS provide such information as is necessary to achieve interoperability without modifying or reverse engineering the Software. If and only if ACCESS declines your request then, notwithstanding anything to the contrary, you may reverse engineer the Software solely to the extent, and for such purposes as, expressly permitted by applicable law. ACCESS may provide as part of or in connection with the Software third party software subject to separate third party license terms and conditions (“Third Party Terms”) including, for example, Adobe Acrobat Reader software. Furthermore, certain portions of such third party software may be provided to you subject to open source license terms (“Open Source Software”) that may expand or limit your rights to use such portions (“Open Source License Terms”). For example, certain open source components of the Software may be licensed (or sublicensed) to you under the GNU General Public License, which permits you to copy, modify, redistribute and have access to the source code for such Open Source Software. You agree to review any electronic documentation that accompanies the Software or is identified in a link provided in the documentation for the Software in order to determine which portions of the Software are Open Source Software and are licensed under Open Source License Terms, and to find a link over the internet to the rights and restrictions that apply to such Open Source Software. To the extent any such agreement requires that ACCESS provide you the rights to copy, modify, distribute or otherwise use any Open Source Software that are inconsistent with the limited rights granted to you in this Agreement, then such rights in the applicable Open Source License Terms shall take precedence over the rights and restrictions granted in this Agreement, but solely with respect to such Open Source Software. Further, you acknowledge and agree that: (A) such third party software is governed exclusively by its respective Third Party Terms, as applicable; (B) in the case of Open Source Software, such software is governed by the applicable Open Source License Terms; and (C) such terms are solely between you and the applicable licensor. You agree to comply with such Third Party Terms or Open Source License terms and conditions, as applicable and ACCESS has no obligation or liability with respect to such software under this Agreement.

EXPORT RESTRICTIONS: The Software supplied hereunder is subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration Regulations ("EAR") and the laws of the country in which you obtained them. You agree that you will be solely responsible for compliance with all such laws. In particular, you agree that you will not export, re-export, or transfer, directly or indirectly, to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that you are not located in such a country or on such a list. You agree that you will not transfer, export or re-export, directly or indirectly, for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). You agree that, upon request, you will provide additional end use/end user information or written acceptance of requirements and responsibilities to comply with U.S. export license requirements. You agree to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations. These requirements shall survive the term or termination of the Agreement.

TRADE SECRETS; TITLE: You acknowledge and agree that the structure, sequence and organization of the Software are the valuable trade secrets and Confidential Information of ACCESS, its Affiliates and its suppliers. You agree to hold such trade secrets in confidence. You further acknowledge and agree that ownership of, and title to, the Software and all subsequent copies thereof regardless of the form or media are held by ACCESS and its suppliers.

UNITED STATES GOVERNMENT LEGEND: The Software is commercial in nature and developed solely at private expense. The Software is delivered as "Commercial Computer Software" as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) and as such is provided with only such rights as are provided in this License agreement, which is ACCESS' standard commercial license for the Software. Technical data is provided with limited rights only as provided in DFAR 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable.

TERM AND TERMINATION: This License Agreement is effective until terminated. You may terminate it at any time by destroying the Software and documentation together with all copies and merged portions in any form, and to certify to ACCESS in writing that such destruction is complete. It will also terminate immediately if you fail to comply with any term or condition of this License Agreement. Upon such termination you agree to destroy the Software and documentation, together with all copies and merged portions in any form, and to certify to ACCESS in writing that such destruction is complete.

GOVERNING LAW: This License Agreement shall be governed by the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents and by the laws of the United States. You agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is hereby excluded in its entirety from Application to this License Agreement.

WARRANTY DISCLAIMER: THIS SOFTWARE IS PROVIDED TO YOU ON AN “AS-IS” BASIS, WITH ALL FAULTS, AS BETWEEN YOU AND ACCESS AND ANY OF ITS AFFILIATES. NEITHER ACCESS NOR ITS AFFILIATES NOR SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, WHATSOEVER. N PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY,

SATISFACTORY QUALITY, NON-INFRINGEMENT, COURSE OF DEALING OR COURSE OF PERFORMANCE ARE EXPRESSLY EXCLUDED ON BEHALF OF ACCESS AND ITS SUPPLIERS. ACCESS NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OF ITS PRODUCTS.

LIMITATION OF LIABILITY. TO THE FULL EXTENT ALLOWED BY LAW ACCESS ALSO EXCLUDES FOR ITSELF, ITS AFFILIATES AND ITS SUPPLIERS ANY LIABILITY, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF BUSINESS, LOSS OF INFORMATION OR DATA, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE, USE, PERFORMANCE, FAILURE, OR INTERRUPTION OF THIS PRODUCT, EVEN IF ACCESS, OR ITS AFFILIATES OR ITS AUTHORIZED RESELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND LIMITS ITS LIABILITY TO REPLACEMENT OF THE SOFTWARE ON NEW MEDIA. THIS DISCLAIMER OF LIABILITY FOR DAMAGES AND THE ALLOCATION OF RISK REPRESENTED HEREBY IS A CRITICAL COMPONENT OF THE CONSIDERATION BETWEEN THE PARTIES, AND THIS DISCLAIMER AND LIMITATION OF LIABILITY WILL NOT BE AFFECTED REGARDLESS OF WHETHER ANY REMEDY PROVIDED HEREIN SHALL FAIL OF ITS ESSENTIAL PURPOSE.

TRADEMARKS: You acknowledge that ACCESS and its licensors and affiliates are the sole owners of all trademark rights in the marks HotSync, Graffiti, iMessenger, MultiMail, Palm OS, Garnet, PalmSource, Palm Powered and the Palm Powered logo, and ACCESS Powered and the ACCESS Powered logo. You agree to do nothing inconsistent with such ownership. You will not use "ACCESS" as part of your company, product, service or domain names. You acknowledge that this Agreement does not grant any rights to use any of the foregoing trademarks or any other trademark of ACCESS or any of its affiliates or suppliers, even if such marks are included in any of the materials provided by ACCESS.

SEVERABILITY: In the event any provision of this License Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired and a valid, legal and enforceable provision of similar intent and economic impact shall be substituted therefor. The headings used in this Agreement are for convenience only and shall not be considered part of the Agreement.

ENTIRE AGREEMENT: This License Agreement sets forth the entire understanding and agreement between you and ACCESS, supersedes all prior agreements, whether written or oral, with respect to the Software and subject matter hereof, and may be amended only in a writing signed by both parties.

ACCESS Systems Americas, Inc.

1188 East Arques Avenue

Sunnyvale, CA 94085

2006 SOFTWARE LICENSE AGREEMENT

EXHIBIT T

MINIMUM TERMS AND CONDITIONS OF ENTERPRISE SITE LICENSE

1.	Subject to the terms of this agreement, [Licensee] grants [End User] a non-exclusive, royalty-free, non-assignable and non-transferable license to reproduce and install the PS Desktop Software in executable form on personal computers owned or leased by [End User] for [End User]’s internal use.

2.	[End User] agrees that the PS Desktop Software may be used only in connection with [Licensee’s] handheld products running Palm OS® as its primary operating system (the “Products”) and may not be distributed outside [End User]. [End User] shall notify the users of such personal computers that the PS Desktop Software may be used only in connection with the Products and may not be distributed outside [End User].

3.	[End User] agrees that it shall keep records of the number of copies of the PS Desktop Software it installs and the number of Products purchased by [End User]. Upon request by [Licensee], [End User] shall promptly report in writing to [Licensee] the number of copies of the PS Desktop Software installed by [End User].

4.	Except as explicitly otherwise set forth in this agreement, the use of the PS Desktop Software shall be governed by the terms and conditions of the [Licensee] End User License Agreement [set forth in Exhibit G] accompanying the Products. [End User] shall ensure that all use of the PS Desktop Software shall fully comply with such terms and conditions.

5.	[End User] may not assign its right under the Enterprise Site License Agreement or transfer any copies of the PS Desktop Software to any third party, whether by operation of law otherwise, without the prior written consent of [Licensee]. In addition, in the event [End User] desires to assign certain rights to the PS Desktop Software to a third party contractor in order to outsource the management of installation and other IT management functions related to installing, using or maintaining the PS Desktop Software for [End User] and provided that [Licensee] has provided its written consent to [End User] for such assignment, [End User] agrees that any breach of [End User’s] obligations hereunder to [Licensee] or its suppliers by such third party constitutes a breach by [End User] and [End User] agrees to enforce each such obligation against its third party contractors and to assist [Licensee] and its suppliers in protecting their confidential information and intellectual property.

6.	Except as set forth above or in the End User Software License Agreement accompanying the Products, [Licensee] does not grant [End User] any rights (whether by license, ownership or otherwise) in or to patents, copyrights, trade secrets, trademarks, or any other intellectual property rights with respect to the PS Desktop Software.

7.	ASA is a specified third party beneficiary of the Enterprise Site License Agreement.

8.	EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY [LICENSOR], NEITHER [LICENSOR] NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF [LICENSOR] AND ITS SUPPLIERS.

9.	IN NO EVENT SHALL [LICENSOR] OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF [LICENSOR] OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.